UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

BELDEN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BELDEN LEADING THE WAY TO AN INTERCONNECTED WORLD 2022 PROXY STATEMENT AND NOTICE OF 2022 ANNUAL OF SHAREHOLDERS

Creating a more connected responsible & sustainable world for all belden

Desti quidem faccus con nustemp oriberf ernatur. Faccat videbit et volor Quidem faccus con nustemp oriberf ernatur. Faccat videbit et volor aut aut dus endi aut. Creating a more connected, responsible & sustainable world for all Desti quidem faccus con nustemp oriberf ernatur. Faccat videbit et volor aut aut dus am con endi aut et quid. Platatem re, sim a natis iumque etur, quis minctia pore si blautae. Quidem faccus con nustemp oriberf ernatur. Faccat videbit et volor aut aut dus endi aut Desti quidem faccus con nustemp oriberf ernatur. Faccat videbit et volor aut aut dus am con endi aut et quid BELDEN

April 7, 2022

Dear Stockholder:

I am pleased to invite you to our 2022 Annual Stockholders’ Meeting. We will hold the meeting at 12:30 p.m. central time on Wednesday, May 25, 2022 at the Four Seasons Hotel Saint Louis, Mississippi Room, 8th Floor at 999 North 2nd Street, Saint Louis, Missouri.

On April 7, 2022, we began mailing our stockholders a notice containing instructions on how to access our 2022 Proxy Statement and 2022 Annual Report and how to vote online. The notice also included instructions on how to receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card. If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card from our Board of Directors were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the annual report and the proxy statement on the Internet, which are both available at http://investor.belden.com/investor-relations/financial-information/latest-financials/default.aspx.

The agenda for this year’s annual meeting consists of the following items:

AGENDA ITEM	BOARD RECOMMENDATION
1. Election of the directors nominated by the Company’s Board of Directors	FOR ALL NOMINEES
2. Ratification of the appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm for 2022	FOR
3. Advisory vote on executive compensation for 2021	FOR

Please refer to the proxy statement for detailed information on the proposals and the annual meeting. Your participation is appreciated.

Sincerely, Roel Vestjens President and Chief Executive Officer

BELDEN INC.

1 North Brentwood Boulevard, 15th Floor

Saint Louis, Missouri 63105

314‑854‑8000

NOTICE OF 2022 ANNUAL STOCKHOLDERS’ MEETING

AGENDA

1.     To elect the directors nominated by the Company’s Board of Directors, each for a term of one year

2.     To ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2022

3.     To hold an advisory vote on executive compensation for 2021

4.     To transact any other business as may properly come before the meeting (including adjournments and postponements)

WHO CAN VOTE

You are entitled to vote if you were a stockholder at the close of business on Tuesday, March 29, 2022 (our record date).

FINANCIAL STATEMENTS

The Company’s 2021 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10‑K, is available on the same website as this Proxy Statement. If you were mailed this Proxy Statement, the Annual Report was included in the package. The Form 10‑K includes the Company’s audited financial statements and notes for the year ended December 31, 2021, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

By Authorization of the Board of Directors,

Brian E. Anderson

Senior Vice President – Legal, General Counsel and

Corporate Secretary

Saint Louis, Missouri

April 7, 2022

DATE:	Wednesday, May 25, 2022

TIME:	12:30 p.m. CDT

PLACE:	Four Seasons Hotel Saint Louis Mississippi Room, 8th Floor 999 North 2nd Street Saint Louis, Missouri 63102

VOTING Please vote as soon as possible to record your vote promptly, even if you plan to attend the annual meeting. You have three options for submitting your vote before the annual meeting:

Phone (if you request a full delivery of the proxy materials)

Internet

l	Mail (if you request a full delivery of the proxy materials)

PROXY STATEMENT FOR THE

2022 ANNUAL MEETING OF STOCKHOLDERS OF

BELDEN INC.

To be held on Wednesday, May 25, 2022

2022 Proxy Statement	Page i

GENERAL INFORMATION

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules of the United States Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On April 7, 2022, we began mailing to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

CONTACT INFORMATION FOR QUESTIONS

Answers to certain frequently asked questions including the votes required for approval of the agenda items are included in this document beginning on page 47. For other questions, please see the following contact information:

For questions
Regarding:	Contact:

Annual meeting or	Belden Investor Relations, 314‑854‑8054
Executive Compensation Questions

Stock ownership	American Stock Transfer & Trust Company
(Stockholders of Record)	http://www.amstock.com
800‑937‑5449 (within the U.S. and Canada)
718‑921‑8124 (outside the U.S. and Canada)

Stock ownership	Contact your broker, bank or other nominee
(Beneficial Owners)

Voting	Belden Corporate Secretary, 314‑854‑8035

2022 Proxy Statement	Page 1

CORPORATE GOVERNANCE

The Belden Board has eleven members and four standing committees: Audit, Compensation, Finance, and Nominating and Corporate Governance. The Board had six meetings during 2021. All directors attended 75% or more of the Board meetings and the Board committee meetings, taken together, on which they served. The maximum number of directors authorized under the Company's bylaws is currently eleven. Messrs. Cressey and Minnich will not stand for reappointment to the Board and will retire from the Board in May 2022. The Board and the Company thank Messrs. Cressey and Minnich for their leadership and distinguished service to Belden over the last thirty-seven years and twelve years, respectively.

Name of Director	Audit	Compensation	Cybersecurity	Finance	Nominating and Corporate Governance

David J. Aldrich(1)		Member
Lance C. Balk		Chair		Member
Steven W. Berglund	Member		Member
Diane D. Brink			Chair		Chair
Judy L. Brown	Member			Chair
Nancy Calderon	Member
Bryan C. Cressey				Member	Member
Jonathan C. Klein		Member	Member		Member
Gregory McCray(2)				Member	Member
George E. Minnich	Chair
Roel Vestjens
Meetings held in 2021	11	4	3	4	6

(1)	Chairman of the Board
(2)	Mr. McCray was appointed to the Board in February 2022

At its regular meeting in February 2022, the Board determined that each of the non-employee directors seeking reappointment meets the independence requirements of the NYSE listing standards. As part of this process, the Board determined that each such member had no material relationship with the Company.

Page 2	2022 Proxy Statement

BOARD MEMBER DEMOGRAPHICS – DIRECTORS SEEKING REAPPOINTMENT

BOARD MEMBER TENURE – DIRECTORS SEEKING REAPPOINTMENT

BOARD MEMBER SKILLS – DIRECTORS SEEKING REAPPOINTMENT

2022 Proxy Statement	Page 3

BIOGRAPHIES OF DIRECTORS SEEKING REAPPOINTMENT

DAVID J. ALDRICH, 65

Director Since: 2007, Chairman

Board Committees: Compensation

The Board recruited Mr. Aldrich based on his experience in high technology signal transmission applications and for his experience as a Chief Executive Officer of a public company. From April 2000 to May 2014, he served as President, Chief Executive Officer, and Director of Skyworks Solutions, Inc. (“Skyworks”). In May 2014, Mr. Aldrich was named Chairman of the Board and Chief Executive Officer of Skyworks. From May 2016 to May 2018, Mr. Aldrich served as Executive Chairman of Skyworks. From May 2018 to May 2021, Mr. Aldrich served as Chairman of the Skyworks board of directors. Skyworks is an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity.

In January 2021, Mr. Aldrich was appointed to the Board of Directors, Audit Committee and Compensation Committee of indie Semiconductor. In May 2021, Mr. Aldrich was appointed to the Board of Directors, Audit Committee, and Nominating & Corporate Governance Committee of Allegro Microsystems.

Mr. Aldrich received a B.A. degree in political science from Providence College and an M.B.A. degree from the University of Rhode Island.

LANCE C. BALK, 64

Director Since: 2000

Board Committees: Compensation (Chair), Finance

The Board originally recruited Mr. Balk based on his expertise in advising multinational public and private companies on complex mergers and acquisitions and corporate finance transactions. He provides insight to the Board regarding business strategy, business acquisitions and capital structure. In September 2010, Mr. Balk was appointed as General Counsel of Six Flags Entertainment Corporation, a position he held until his retirement on February 28, 2020. Previously, Mr. Balk served as Senior Vice President and General Counsel of Siemens Healthcare Diagnostics from November 2007 to January 2010. From May 2006 to November 2007, he served in those positions with Dade Behring, a leading supplier of products, systems and services for clinical diagnostics, which was acquired by Siemens Healthcare Diagnostics in November 2007. Previously, he had been a partner of Kirkland & Ellis LLP since 1989, specializing in securities law and mergers and acquisitions.

Mr. Balk received a B.A. degree from Northwestern University and a J.D. degree and an M.B.A. degree from the University of Chicago.

Page 4	2022 Proxy Statement

STEVEN W. BERGLUND, 70

Director Since: 2013

Board Committees: Audit, Cybersecurity

Mr. Berglund’s experience as a director, president and chief executive officer of Trimble Inc., a technology based firm providing positioning and location solutions, from March 1999 to January 2020 makes him highly qualified to serve on the Company’s Board.  In January 2020, Mr. Berglund turned over the titles of president and chief executive officer to his successor and was named Trimble’s executive chairman.

Prior to joining Trimble, Mr. Berglund was President of Spectra Precision, a group within Spectra Physics AB. Mr. Berglund’s business experience includes a variety of senior leadership positions with Spectra Physics, and manufacturing and planning roles at Varian Associates. He began his career as a process engineer at Eastman Kodak.

Mr. Berglund attended the University of Oslo and the University of Minnesota where he received a B.S. in chemical engineering. He received his M.B.A. from the University of Rochester. Mr. Berglund is the Chairman of the Board of the Association of Equipment Manufacturers.

DIANE D. BRINK, 63

Director Since: 2017

Board Committees: Cybersecurity (Chair), Nominating and Corporate Governance (Chair)

The Board recruited Ms. Brink based on her marketing and digital transformation expertise and experience as a senior marketing executive at a Fortune 100 technology company.

Ms. Brink currently serves as a Senior Fellow and Adjunct Professor with the Kellogg Markets & Customers Initiative at the Kellogg School of Management at Northwestern University. Prior to her retirement in 2015, Ms. Brink served in a variety of roles at IBM, most recently as Chief Marketing Officer, IBM Global Technology Services.

In June 2021, Ms. Brink was appointed to the Board of Directors and Compensation Committee and as chair of the Nominating & Corporate Governance Committee of indie Semiconductor, a publicly traded provider of semiconductor systems solutions for the automotive industry.

Ms. Brink attended Stony Brook University, where she received a B.S. in computer science. She received her M.B.A. from Fordham University. Ms. Brink is a member of the Dean’s Council in the College of Engineering & Applied Sciences at Stony Brook University.

2022 Proxy Statement	Page 5

JUDY L. BROWN, 53

Director Since: 2008

Board Committees: Audit, Finance (Chair)

In recruiting Ms. Brown, the Board sought a member with broad international perspective to pursue its global strategic goals and for her experience as a Chief Financial Officer of a public company. As an employee of Ernst & Young for more than nine years in the U.S. and Germany, Ms. Brown provided audit and advisory services to U.S. and European multinational public and private companies. She served in various financial and accounting roles for six years in the U.S. and Italy with Whirlpool Corporation, a leading manufacturer and marketer of appliances. In 2004, she was appointed Vice President and Controller of Perrigo Company, a global healthcare supplier of over-the-counter pharmaceutical products. She was promoted to Executive Vice President and Chief Financial Officer of Perrigo in 2006 and oversaw Finance, Information Technology and Corporate Affairs until her departure from Perrigo Company in February 2017.

In April 2017, Ms. Brown was appointed Senior Vice President Global Business Solutions & Finance of Amgen Corporation, a global leader in biotechnology. There, Ms. Brown oversaw the company's Global Business Solutions, Internal Audit, Tax and Treasury organizations. In 2018, Ms. Brown was promoted to the executive staff as Senior Vice President, Corporate Affairs, leading Amgen's strategic communications, philanthropy advocacy relations and ESG (Environmental, Societal and Governance) management. Additionally she serves as the site head for Amgen's corporate headquarters in Thousand Oaks, California.

She received a B.S. degree in Accounting from the University of Illinois; an M.B.A. from the University of Chicago; and attended the Aresty Institute of Executive Education of the Wharton School of the University of Pennsylvania. Ms. Brown also is a Certified Public Accountant.

NANCY CALDERON, 63

Director Since: 2020

Board Committees: Audit

The Board recruited Ms. Calderon for her deep executive management and audit experience. Ms. Calderon retired from KPMG LLP in September 2019 after a distinguished 33-year career. Most recently, Ms. Calderon served as KPMG's Global Lead Partner for a Fortune 50 Technology company since July 2012, senior partner of KPMG's Board Leadership Center since its inception in 2015, and as a director of KPMG's Global Delivery Center in India and its related holding companies since September 2011. Previously, she was KPMG's Americas Chief Administrative Officer and U.S. National Partner in Charge, Operations, from July 2008 to June 2012. Ms. Calderon sat on a number of KPMG committees, including the Americas Region Management Committee, Enterprise Risk Management, Privacy, Pension Steering and Investment, Social Media, and Knowledge Management.

Ms. Calderon is presently a director of Northern Technologies International Corp., where she chairs the Audit Committee, and Arcimoto, where she chairs the Audit Committee and serves on the Nominating & Corporate Governance Committee.

Ms. Calderon attended the University of California at Berkeley and received a B.S. degree in accounting, and Golden Gate University where she received an M.S. degree in Taxation.

Page 6	2022 Proxy Statement

JONATHAN C. KLEIN, 63

Director Since: 2015

Board Committees: Compensation, Nominating and Corporate Governance

The Board recruited Mr. Klein for his extensive experience within the broadcast industry, more specifically his experience with programming, production, and over-the-top distribution models. Since 2012, Mr. Klein has served as the CEO and Co-Founder and currently Co-Chairman of TAPP Media, an over-the-top subscription video platform which operates paid channels built around personalities. From 2018 to 2019, Mr. Klein served as the President of Vilynx Inc., an artificial intelligence company focused exclusively on media. From 2004 to 2010, he served as President of CNN, leading the U.S. network to its highest ratings and profitability. Previously he had been the Founder and CEO of the FeedRoom, a pioneering online video aggregation site, developing new online advertising concepts which have become industry standards today. From 1996 to 1998 he served as Executive Vice President of CBS News, overseeing prime time programming and strategic planning for in-house studio productions.

In March 2021, Mr. Klein was appointed to the Board of Directors of Clearview Media Acquisition Corp.

Mr. Klein attended Brown University where he received a B.A. degree in history.

Gregory J. McCray, 59

Director Since: 2022

Board Committees: Finance, Nominating and Corporate Governance

The Board recruited Mr. McCray for his extensive experience within the communications technology industry, including his experience as a current CEO. Since 2018, Mr. McCray has served as the CEO FDH Infrastructure Services LLC, an engineering firm that monitors, inspects, designs and performs engineering and analysis services for cellular and broadcast towers and other infrastructure assets. From March 2017 to August 2017, Mr. McCray served as CEO of Alphabet’s Access/Google Fiber business unit. From 2013 to 2016, Mr. McCray served as CEO of Aero Communications, a provider of installation, services and support to the communications industry. From 2003 to 2012, Mr. McCray served as CEO of Antenova Limited, a developer of high dielectric antenna components and RF modules for use in smartphones, tablets and other wireless devices. He previously held managerial and engineering roles at Lucent Technologies, AT&T, Bell Laboratories, and IBM.

Mr. McCray is presently a director of ADTRAN, where he sits on the Audit and Compensation Committees, and DigitalBridge, where he sits on the Compensation and Nominating & Corporate Governance Committees.

Mr. McCray attended Iowa State University of Science and Technology where he received a B.S. degree in Computer Engineering, and Purdue University where he received an M.S. degree in Systems Engineering. In March 2022, he was inducted into the Iowa State University Engineering Hall of Fame.

2022 Proxy Statement	Page 7

ROEL VESTJENS, 47

Director Since: 2020

President and Chief Executive Officer

Mr. Vestjens was appointed President, Chief Executive Officer and member of the Board effective May 21, 2020.

Mr. Vestjens joined Belden in 2006 as Director of Marketing for the EMEA region. Since then, he has held roles of increasing responsibility in sales and marketing, operations, and general management of Belden’s business units in North America, EMEA, and APAC. Most recently, he served as the Company’s Chief Operating Officer and Executive Vice President, Industrial Solutions from July 2019 until his appointment as President and CEO in May 2020, and Executive Vice President, Industrial Solutions and Broadcast IT Solutions from January 2017 to February 2018.

Mr. Vestjens joined Belden from Royal Philips Electronics where he held various European sales and marketing positions.

Mr. Vestjens holds a Bachelor of Science degree in Electrical Engineering and a Master of Science degree in Management from Nyenrode Business University in the Netherlands.

Page 8	2022 Proxy Statement

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE (ESG) AT BELDEN

At Belden, we believe that we have a responsibility to make a positive, meaningful impact in the industries we serve, from the communities in which we operate, to all impacted by our business operations.  Our ESG journey is guided by our shared values, and we are dedicated to continuously improving our impact through establishing visible and measurable progress.

Belden is committed to building a workforce centered on our values and promoting the well-being of people across our entire value chain—employees, customers, partners and suppliers. We believe in the potential of our workforce and the importance of providing career development for those who want to learn and grow with us and we celebrate diversity and embrace differences to broaden our perspectives and strengthen the work we do. Our focus is to foster a culture of teamwork that upholds diversity and inclusion, and we are dedicated to creating an environment of equity for the people that we employ.

Belden has earned a reputation for doing business in a responsible and ethical manner, preceding our reputation. We believe in doing things the right way, which is why we are committed to building a robust and impactful environmental, social, and governance (ESG) program.

ENVIRONMENTAL	SOCIAL	GOVERNANCE
TIER ONE: **PRIORITIZE**	• Climate Change & GHG Emissions • Energy Use & Management • Environmental Management (Air/Waste/Water) • Raw Materials	• Diversity, Equity and Inclusion (DEI) • Employee Growth and Development • Employee Wellbeing and Engagement • Supply Chain Labor Standards	• Data Privacy and Security • Ethical Business Practices
TIER TWO: **MANAGE**	• Product Environmental Solutions	• Community Engagement • Digital Inclusion • Supplier Diversity	• Board Diversity and Independence
TIER THREE: **MONITOR**	• Packaging Design • Product Lifecycle	• Disaster Relief • Outsourcing and Offshoring • Product Social Solutions	• ESG Governance • Lobbying and Advocacy

2021 ESG HIGHLIGHTS:

ESG Oversight. In 2019, we established a formal ESG Steering Committee tasked with overseeing and implementing initiatives and the program throughout our business strategy and operations. The Steering Committee is composed of our SVP of Human Resources, SVP of Strategy, SVP of Legal and General Counsel, Senior Director of Corporate Safety and Environment, Director of Inclusive Culture, and other key senior leaders, and reports on ESG progress to the Senior Leadership Team and Nominating and Corporate Governance Committee of the Board of Directors.

Stakeholder Engagement. In 2021, we worked with a third-party expert to engage our stakeholders and conducted our first materiality assessment to identify our strategic priority issues.

ESG Strategy. Based on our findings from our materiality assessment, we formalized our ESG strategy and framework, organized by themes and priority topics identified in the materiality matrix. These imperatives are aligned with Belden’s business strategy.

Transparency. We launched a dedicated ESG webpage to communicate our ESG commitments and progress.

2022 Proxy Statement	Page 9

Goal Setting. We set 2025 goals for the following strategic priority issues: Climate Change & GHG Emissions, Energy Use and Management, Environmental Management, Raw Materials, Diversity, Equity, and Inclusion, Employee Wellbeing & Engagement, Employee Growth & Development, Supply Chain Labor Standards, Ethical Business Practices, and Data Privacy & Security.

Climate Change. In partnership with a third-party expert, we validated our 2019 and 2020 corporate emissions and established our 2019 baseline for greenhouse gas emissions to assess our carbon footprint. Additionally, we set carbon reduction goals for 2025.

BELDEN

SENDING ALL THE RIGHT SIGNALS

OUR ESG PILLARS

ENVIRONMENT

- Climate Change & GHG Emissions
- Energy Management
- Environmental Management
- Raw Materials

SOCIAL

- Diversity, Equity, & Inclusion
- Employee Growth & Development
- Employee Well-Being & Engagement
- Supply Chain Labor Standards

GOVERNANCE

- Ethical Business Practices
- Data Privacy and Security

SELECTED 2025 GOALS:

Environment:

•	Reduce global scope 1 and scope 2 total combined emissions by 25% (FY19 baseline).*
•	Achieve at least 90% of waste diverted from landfill for manufacturing and distribution locations.
•	Increase the use of renewable or recyclable materials in packaging by 20% (2021 as base year).

*for locations greater than 15,000 ft2

Social:

•	As a first step towards our vision of a diverse, equitable and inclusive workplace, we will deliver unconscious bias training to 100% of the Belden team worldwide.
•	60% of global team members will participate in company wellness programs.
•	Global team members will be encouraged to participate in an average of 16 hours per year of community related activities.
•	75% of Belden’s top 150 positions will have been filled with talent that has been developed from within our company.
•	Over 200 professionals will have graduated from our Early Career Leadership Program and our Intern Program.
•	>85% of team members will agree that they have the opportunity for development and growth at Belden.
•	Assess the responsible sourcing risks in Belden’s supply chain, conduct audits of most at-risk tier 1 direct suppliers, and engage 100% of conflict minerals suppliers.

Governance:

•	Achieve understanding of the Code of Conduct (CoC) from 100% of global non-production team members.
•	Be recognized as one of the most ethical global companies.

For further details on our ESG progress, please visit https://www.belden.com/resources/sustainability.

Page 10	2022 Proxy Statement

Audit Committee

Membership: George Minnich (Chair), Steve Berglund, Judy Brown and Nancy Calderon

The Audit Committee operates under a Board-approved written charter and each member meets the independence requirements of the NYSE’s listing standards. The Committee assists the Board in overseeing the Company’s accounting and financial reporting practices by, among other items:

•	selecting and reviewing the independent registered public accounting firm who will audit the Company’s financial statements;
•	meeting with its financial management and independent registered public accounting firm to review the financial statements, quarterly earnings releases and financial data of the Company;
•	reviewing the selection of the internal auditors who provide internal audit services;
•

reviewing the scope, procedures and results of the Company’s financial audits, internal audit procedures, and internal controls assessments and procedures under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

•	providing oversight responsibility for the process the Company uses in performing its periodic enterprise risk analysis;
•	providing oversight to the Company’s compliance and ethics programs and complaint reporting mechanisms; and
•	evaluating the Company’s key financial and accounting personnel.

At its February 2022 meeting, the Board determined that each of Mses. Brown and Calderon and Mr. Minnich qualifies as an Audit Committee Financial Expert as defined in the applicable SEC rules. As previously described, each member of the Audit Committee is independent.

Following its May 2022 meeting, Ms. Calderon will succeed Mr. Minnich as Chair of the Audit Committee.

Compensation Committee

Membership: Lance Balk (Chair), David Aldrich and Jon Klein

The Compensation Committee determines, approves and reports to the Board on compensation for the Company’s elected officers and oversees senior management succession planning. The Committee reviews the design, funding and competitiveness of the Company’s cash, equity-based and retirement programs. The Committee also assists the Company in developing compensation and benefit strategies to attract, develop and retain qualified employees. The Committee operates under a written charter approved by the Board and is composed only of independent directors.

Finance Committee

Membership: Judy Brown (Chair), Lance Balk, Bryan Cressey and Greg McCray

The Finance Committee provides oversight in the area of corporate finance and makes recommendations to the Board about the financial aspects of the Company. Examples of topics upon which the Finance Committee may provide guidance include capital structure, capital adequacy, credit ratings, capital expenditure planning, dividend policy and share repurchase programs. The Committee is governed by a written charter approved by the Board and is composed only of independent directors.

Nominating and Corporate Governance Committee

Membership: Diane Brink (Chair), Bryan Cressey, Jon Klein and Greg McCray

The Nominating and Corporate Governance Committee identifies, evaluates, and recommends nominees for the Board for each annual meeting (and to fill vacancies during interim periods); and evaluates the composition, organization and governance of the Board and its committees. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such nominations are submitted to the Company prior to the deadline for proposals as noted above under the caption “Nomination of Director Candidates” on page 50.

The Committee’s responsibilities with respect to its governance function include considering matters of corporate governance and reviewing (and recommending to the Board revisions to) the Company’s corporate governance principles and its code of conduct, which applies to all Company employees, officers and directors. The Committee also provides primary oversight for the Company’s ESG strategy. The Committee is governed by a written charter approved by the Board and is composed only of independent directors.

2022 Proxy Statement	Page 11

Cybersecurity Subcommittee

Membership: Diane Brink (Chair), Steve Berglund and Jon Klein

The Cybersecurity subcommittee provides oversight of the Company’s cybersecurity posture. The subcommittee consists of three independent directors and reports up through the Audit Committee.  The subcommittee receives regular reports from the Company’s Chief Information Officer and Director of Cybersecurity and meets no less frequently than quarterly.  Management provides a report on cybersecurity to the full Board no less frequently than annually. The subcommittee receives regular updates from management regarding the Company’s information security training program as well as the annual third-party assessment of the Company’s cyber-security processes.

Corporate Governance Documents

Current copies of the Audit, Compensation, Finance and Nominating and Corporate Governance Committee charters, as well as the Company’s governance principles and code of conduct, are available on the Company’s website at http://investor.belden.com/investor-relations/corporate-governance/governance-documents/default.aspx. Printed copies of these materials are also available to stockholders upon request, addressed to the Corporate Secretary, Belden Inc., 1 North Brentwood Boulevard, 15th Floor, Saint Louis, Missouri 63105.

Related Party Transactions and Compensation Committee Interlocks

It is our policy to review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Annually, we obtain information from all directors and executive officers with respect to related party transactions to determine, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in any such transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our proxy statement. We have determined that there were no material related party transactions during 2021.

None of our executive officers served during 2021 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Communications with Directors

The Company’s Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board (David Aldrich, Chairman of the Board and presiding director for non-management director meetings), any Board committee, or any chair of any such committee by U.S. mail, through calling the Company’s hotline or via e-mail.

To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Company’s Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary, Belden Inc.” at 1 North Brentwood Boulevard, 15th Floor, Saint Louis, MO 63105. To communicate with any of our directors electronically or through the Company’s hotline, stockholders should go to our corporate website at http://investor.belden.com/investor-relations/corporate-governance/governance-documents/default.aspx. On this page, you will find a section titled “Contact the Belden Board”, on which are listed the Company’s hotline number (with access codes for dialing from outside the U.S.), the Internet address for our web-based hotline portal and an e-mail address that may be used for writing an electronic message to the Board, any individual directors, or any group or committee of directors. Please follow the instructions on our website to send your message.

All communications received as set forth in the preceding paragraph will be opened by (or in the case of the hotline, initially reviewed by) our corporate ombudsman, the Corporate Secretary, for the sole purpose of determining whether the contents represent a message to our directors. The Belden ombudsman will not forward certain items which are unrelated to the duties and responsibilities of the Board, including: junk mail, mass mailings, product inquiries, product complaints, resumes and other forms of job inquiries, opinion surveys and polls, business solicitations, promotions of products or services, patently offensive materials, advertisements, and complaints that contain only unspecified or broad allegations of wrongdoing without appropriate supporting information.

In the case of communications to the Board or any group or committee of directors, the corporate ombudsman’s office will send copies of the contents to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

In addition, it is the Company’s policy that each director attends the annual meeting absent exceptional circumstances. Each director that was then a director attended the Company’s 2021 virtual annual meeting.

Board Leadership Structure and Role in Risk Oversight

Following John Stroup’s retirement in May 2021, the Company again separated the Chief Executive Officer and Board Chair positions. Mr. Aldrich, who is independent of management and the Company, provides strong leadership experience, strategic vision, and understanding of the risks associated with our business. Mr. Vestjens, President and CEO of the Company, provides strategic planning

Page 12	2022 Proxy Statement

expertise, general management experience, and in-depth knowledge of the Company, and acts as an important liaison between management and the Company's non-employee directors.

Our Board assesses on an ongoing basis the risks faced by the Company in executing its strategic plan. These risks include strategic, technological, competitive and operational risks. The Audit Committee oversees the process we use in performing our periodic enterprise risk management analysis (while the Board oversees the content of the analysis, management is responsible for the execution of the process and the development of the content).

Non-Employee Director Stock Ownership Policy

The Board’s policy requires that each non-employee director hold Company stock equal in value to five times his or her annual cash retainer (currently $425,000). Upon appointment, a member has five years to meet this requirement, but must meet interim goals during the five-year period of: 20% after one year; 40% after two years; 60% after three years; and 80% after four years. The value of unvested RSUs are included in making this determination at the higher of their grant date value or current market value. As of the record date for the annual meeting, each non-employee director other than Mr. McCray meets the full-period holding requirement.

2022 Proxy Statement	Page 13

DIRECTOR COMPENSATION

The following table reflects the director annual compensation structure as of December 31, 2021 and as of January 1, 2022:

Description	As of 12/31/2021	As of 1/1/2022	Recipient(s)
Cash Components

Basic Retainer	78,000	85,000	All except Vestjens
Audit Committee Chair	19,800	20,000	Minnich (1)
Other Committee Chair	6,800	10,000	Balk, Brink(2) and Brown
Audit Committee Service	6,800	10,000	Berglund, Brown and Calderon
Multiple Committee Service	6,800	—	All except Cressey, Minnich and Vestjens
Compensation Committee Service	—	5,000	Aldrich and Klein
Cybersecurity Committee Service	—	5,000	Berglund and Klein
Finance Committee Service		5,000	Balk, Cressey and McCray
Nominating and Corporate Governance Committee Service	—	5,000	Cressey, Klein and McCray
Board Chair	50,000	50,000	Aldrich
Equity Components

Restricted Stock Unit Grant	144,500	145,000	All except Vestjens
Additional Grant for Board Chair	50,000	50,000	Aldrich

(1)	Following the May 2022 meeting of the Board of Directors, Ms. Calderon will succeed Mr. Minnich as Audit Committee Chair.
(2)	Ms. Brink receives a Committee Chair payment for her service as chair of both the Cybersecurity Committee and the Nominating and Corporate Governance Committee

The following table provides information on non-employee director compensation for 2021.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	All Other Compensation(3) ($)	Total ($)

David Aldrich	120,833	308,082	—	1,195	430,110
Lance C. Balk	91,600	260,745	—	17,182	369,527
Steven W. Berglund	88,767	259,570	—	1,007	349,344
Diane D. Brink	85,993	258,396	—	1,002	345,391
Judy L. Brown	95,567	260,745	—	1,011	357,323
Nancy Calderon	84,800	55,750	—	1,000	141,550
Bryan C. Cressey	87,663	260,745	—	1,011	349,419
Jonathan Klein	84,800	259,570	—	1,007	345,377
George Minnich	97,800	161,164	—	822	259,786

(1)	Amount of cash retainer and committee fees.
(2)

As required by the instructions for completing this column “Stock Awards,” amounts shown are the grant date fair value of stock awards granted during 2021. The assumptions used in calculating these amounts are described in Note 21: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2021. Each independent director other than Mr. Aldrich and Mr. Minnich received 2,810 RSUs on May 26, 2021 that vest in one year. On the same date, Mr. Aldrich received 3,782 RSUs that vest in one year and Mr. Minnich received 2,810 restricted shares.

(3)	Amount of interest earned on deferred director fees and dividends paid on vested stock awards.

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ITEM I – ELECTION OF DIRECTORS

The Company currently has eleven directors – Mses. Brink, Brown and Calderon and Messrs. Aldrich, Balk, Berglund, Cressey, Klein, McCray, Minnich and Vestjens. The term of each director will expire at this annual meeting and the Board proposes that each of Mses. Brink, Brown and Calderon and Messrs. Aldrich, Balk, Berglund, Klein, McCray and Vestjens be reelected for a new term of one year and until their successors are duly elected and qualified. Each nominee has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

THE BELDEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NOMINATED SLATE OF DIRECTORS.

2022 Proxy Statement	Page 15

PUBLIC ACCOUNTING FIRM INFORMATION

ITEM II – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

It is anticipated that Ernst & Young LLP (“EY”) will be selected as our independent registered public accounting firm for the year ending December 31, 2022, and the Board of Directors has directed that management submit the anticipated appointment for ratification by the stockholders at the annual meeting. EY has served as our registered public accounting firm since the 2004 merger of Belden Inc. and Cable Design Technologies Corporation, and prior to that served as Belden 1993 Inc.’s registered public accounting firm since it became a public company in 1993. A representative of the firm will be present at the annual meeting, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

We are not required to obtain stockholder ratification of the appointment of EY as our independent registered public accounting firm. However, we are submitting the appointment to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain EY. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in our best interests and the best interests of our stockholders.

Fees to Independent Registered Public Accountants for 2021 and 2020

The following table presents fees for professional services rendered by EY for the audit of the Company’s annual financial statements and internal control over financial reporting for 2021 and 2020 as well as other permissible tax services.

	2021	2020

Audit Fees	$2,520,700	$2,626,000
Tax Fees	$64,076	$48,501
Total EY fees	$2,584,776	$2,674,501

“Audit fees” primarily represent amounts paid or expected to be paid for audits of the Company’s financial statements and internal control over financial reporting under SOX 404, reviews of SEC Forms 10‑Q, Form 10‑K and the proxy statement, statutory audit requirements at certain non-U.S. locations, and comfort letter procedures related to debt issuances.

“Tax fees” for 2021 and 2020 are for domestic and international compliance totaling $24,327 and $45,441, respectively, and tax planning totaling $39,749 and $3,060, respectively.

In approving such services, the Audit Committee did not rely on the pre-approval waiver provisions of the applicable rules of the SEC.

Audit Committee’s Pre-Approval Policies and Procedures

Audit Fees: For 2021, the Committee reviewed and pre-approved the audit services and estimated fees for the year. Throughout the year, the Committee received project updates and approved or ratified amounts that significantly exceeded the original estimates, if any.

Audit-Related and Non-Audit Services and Fees: Annually, and otherwise as necessary, the Committee reviews and pre-approves all audit-related and non-audit services and the estimated fees for such services. For recurring services, such as tax compliance and statutory filings, the Committee reviews and pre-approves the services and estimated total fees for such matters by category and location of service.

For non-recurring services, such as special tax projects, due diligence, or other tax services, the Committee reviews and pre-approves the services and estimated fees by individual project. Up to an approved threshold amount, the Committee has delegated approval authority to the Committee Chair.

For both recurring and non-recurring services, the projected fees are updated quarterly and the Committee considers and, if appropriate, approves any amounts exceeding the original estimates.

Should an engagement need pre-approval before the next Committee meeting, the Committee has delegated to the Committee Chair authority to grant such approval up to an approved spending threshold. Thereafter, the entire Committee will review such approval at its next quarterly meeting.

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Report of the Audit Committee

The Audit Committee assists the Board in overseeing various matters, including: (i) the integrity of the Company’s financial statements; (ii) all material aspects of the Company’s financial reporting, internal accounting control and audit functions; (iii) the qualifications and independence of the independent auditors; and (iv) the performance of the Company’s internal audit function and independent auditors.

The Audit Committee’s oversight includes reviewing with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities and is responsible for the Company’s internal controls, financial reporting process, compliance with laws and regulations and the preparation and presentation of the Company’s financial statements.

Ernst & Young LLP (“EY”), the Company’s registered public accounting firm for 2021, is responsible for performing an independent audit of the consolidated financial statements and an audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and issuing reports with respect to these matters, including expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In connection with the Company’s December 31, 2021 financial statements, the Committee: (i) has reviewed and discussed the audited financial statements with management (including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY’s audit of the Company’s internal control over financial reporting for 2021); (ii) has discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and SEC; and (iii) has received and discussed with EY the written disclosures and letter from EY required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with EY its independence from the Company.

As part of such discussions, the Committee has considered whether the provision of services provided by EY, not related to the audit of the consolidated financial statements and internal control over financial reporting referred to above or to the reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10‑Q, is compatible with maintaining EY’s independence. (Above is a report on audit fees, tax fees, and other fees the Company paid EY for services performed in 2021 and 2020.) The Committee has concluded that EY’s provision of non-audit services to the Company and its subsidiaries is compatible with its independence.

Based on these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for 2021.

Audit Committee

George E. Minnich (Chair)
Steven Berglund
Judy L. Brown
Nancy Calderon

THE BELDEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR 2022.

2022 Proxy Statement	Page 17

Executive Compensation

Compensation Discussion and Analysis

Note: Throughout this section, the Company utilizes adjusted results and other non-GAAP measures to describe Company performance. For a reconciliation of each non-GAAP measure to its most closely comparable GAAP measure, please see the Form 8‑K filed with the SEC by the Company on February 9, 2022.

A NOTE FROM THE BELDEN COMPENSATION COMMITTEE

Valued Belden Stockholders:

The Committee would like to thank Belden’s stockholders for another year of loyal support in 2021. For the tenth consecutive year, our Say-on-Pay proposal was supported by over 94% of the voted shares. This level of support is commensurate with what we believe to be a stockholder-friendly compensation design. We have enhanced our shareholder engagement efforts over the past three years in order to better understand the individual points of view of our top holders, including offering meetings with our Board Chairman. We believe that all of our stockholders benefit from this continuous dialogue.

2021 was an important year for Belden in many ways. The Company made material progress on the execution of important strategic measures designed to make the Company stronger well into the future, made significant progress on its organic growth strategies and successfully managed inflationary pressures and supply chain challenges. As a result of these items and the actions expected to be taken in 2022, the Company is well-positioned for success in the future and well-positioned to make investments in its future, both organic and inorganic, while reducing leverage.

The Company achieved outstanding financial performance in 2021, exceeding its budgetary expectations and 2019 pre-COVID-19 performance levels. 2021 also represented a return to more traditional compensation practices, as the Salary Replacement Program launched in 2020 in the early stages of the COVID-19 pandemic expired at the end of 2020, salaries were restored to their prior levels and the program was discontinued as of January 1, 2021. As the Compensation Committee, it is our duty to ensure that the Belden compensation program is appropriately designed to reward excellent performance, but to hold management accountable for suboptimal performance as well. We believe the program is functioning properly in this regard. The Company performed exceptionally well in 2021 and exceeded the expectations for the entire year as they were originally communicated to our investors and other stakeholders. As a result, annual cash incentive payouts are higher than target amounts and performance stock units granted to executives and other senior managers in 2019 will convert into shares of Belden common stock for the first time in several years.

Discipline on our executive compensation is what our stockholders expect and deserve. We believe that after reviewing the materials that follow, you will continue to agree that we are performing our duty of aligning pay with performance and aligning the interests of our executives with those of our stockholders. Therefore, we request your support for Belden’s 2022 Say-on-Pay proposal. If at any time you would like to discuss the compensation program, we are available to address your questions. Thank you for your consideration.

The Belden Inc. Compensation Committee

LANCE BALK, CHAIR	DAVID ALDRICH	JONATHAN KLEIN

Page 18	2022 Proxy Statement

I.     Introduction

In this section, we discuss our compensation program as it pertains to the individual who acted as our chief executive officer during the year, the two individuals who acted as our chief financial officer during 2021, and our three other most highly compensated executive officers who were serving at the end of 2021. We refer to these six persons throughout as the “named executive officers” or our “NEOs”.

For 2021, our named executive officers were:

Roel Vestjens	President and Chief Executive Officer
Jeremy Parks	Senior Vice President, Finance, and Chief Financial Officer
Henk Derksen	Former Senior Vice President, Finance, and Chief Financial Officer
Brian Anderson	Senior Vice President, Legal, General Counsel and Corporate Secretary
Ashish Chand	Executive Vice President, Industrial Automation
Anshuman Mehrotra	Senior Vice President, Sales and Marketing

As previously disclosed, Mr. Derksen’s employment with Belden was terminated effective March 12, 2021. Jeremy Parks succeeded Mr. Derksen as Senior Vice President, Finance, and Chief Financial Officer following the filing of Belden’s 2021 Annual Report on Form 10-K on February 16, 2021.

II.     Executive Summary

As noted by our Compensation Committee above, 2021 was a successful year in a number of ways. The business as a whole experienced exceptional performance to expectations during 2021. Some of the financial highlights of the consolidated business, included the following (see the Company’s Form 8-K filed on February 9, 2022 for a reconciliation of GAAP financial measures to non-GAAP measures):

•	Adjusted Revenues of $2.408 billion, with adjusted EBITDA margin of 15.6%;
•	Adjusted EBITDA of $375.5 million;
•	Adjusted EPS of $4.78; and
•	Free cash flow of $211.3 million.

The Company’s 2021 overall financial results and the individual performance of our NEOs are discussed under Annual Cash Incentive Plan Awards beginning on page 23.

Our compensation program design takes into account several stockholder friendly features, including:

•	Performance stock unit awards granted under the long term incentive plan (“LTIP”) with the following features:
•	Performance measurement period of three years.
•	Two factor performance metrics.
•	Use of a relative measure (total stockholder return relative to the S&P 1500 Industrials Index).
•	No provision for any accrued dividend equivalents.
•	Rigorous goals for the realization of target ACIP and LTIP compensation set against objective measures.
•	Perquisite-light compensation structure with no change-in-control-related excise tax gross-ups.
•	Replacement of employment contracts with a uniform executive severance plan.
•	Double trigger change-in-control provisions for severance and for accelerated vesting in equity awards.
•	No history of option repricing or cash buyouts of underwater options.
•	Equity plans do not have evergreen share authorizations and do not allow for aggressive share recycling.
•	Robust director and officer ownership guidelines, including six times annual base salary for the Chief Executive Officer.
•	No guaranteed ACIP or LTIP awards for officers. Both plans also contain award caps. The Chief Executive Officer’s maximum ACIP payout is capped at 200% of target.
2022 Proxy Statement	Page 19

III.     2021 Say-on-Pay Review

For the tenth consecutive year, our executive compensation program was endorsed by a vast majority of our stockholders. With over 92% of our shares voting on the issue, we received 96.24% of voted shares in favor of the proposal, with only 3.72% opposing and 0.03% abstaining. We believe this is a reflection of the transparency of our program, which is clearly aligned with the interests of our stockholders. Based on this strong endorsement, and the view of our Compensation Committee that the program is performing properly, we did not make any changes to the existing structure of the program, other than:

•	to reinstate single Annual Cash Incentive Program targets for the entire year as had been our historic practice prior to 2020, and as further described in Annual Cash Incentive Plan Awards; and
•	to discontinue the Salary Replacement Program implemented in 2020 in response to fiscal uncertainty created by the COVID-19 pandemic.

IV.     Compensation Objectives and Elements

A.    Objectives

Belden’s executive compensation program is designed to support the interests of stockholders by rewarding executives for achievement of the Company’s specific business objectives, which for the NEOs in 2021 included net income from continuing operations, EBITDA, revenue, operating working capital turns and inventory turns. The overarching principles of the program are:

•

Maximizing stockholder value by allocating a significant percentage of compensation to performance-based pay that is dependent upon achievement of the Company’s performance goals, without encouraging excessive or unnecessary risk taking;

•

Aligning executives’ interests with stockholder interests by providing significant stock-based compensation and expecting executives to have a long-term perspective by holding the stock they earn in compliance with our ownership guidelines;

•	Attracting and retaining talented executives by providing competitive compensation opportunities; and
•	Rewarding overall corporate results while recognizing individual contributions and behaviors consistent with our values.

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B.    Elements

Below is an illustration of Belden’s compensation program. Individual compensation packages and the mix of base salary, annual cash incentive opportunity and long-term equity incentive compensation for each NEO vary depending upon the executive’s level of responsibilities, potential, performance and tenure with the Company. Each of the elements shown below is designed for a specific purpose, with the overall goal of achieving a high and sustainable level of Company and individual performance. The percentage of total compensation that is performance-based and therefore at risk generally increases as an officer’s level of responsibilities increases.

Category	Element	Description
Long-Term Incentive Compensation	Performance Stock Units (“PSUs”)	▪ Objective: Supports retention and achievement of Company’s total stockholder return and free cash flow objectives; at risk if performance is below certain thresholds ▪ Represents 50% of target long-term incentive opportunity ▪ 2021 PSUs may or may not result in the delivery of Belden shares in 2024 based on Company performance from 2021-2023
	Stock Appreciation Rights (“SARs”)	▪ Objective: Rewards for the Company’s stock price appreciation ▪ Represents 25% of target long-term incentive opportunity ▪ Vests equally over three years and has 10-year term ▪ Has no value when market price is below the grant date price
	Restricted Stock Units (“RSUs”)	▪ Objective: Supports retention and aligning stockholder and executive incentives ▪ Represents 25% of target long-term incentive opportunity ▪ Cliff vest three years after grant date
Annual Cash Compensation	Annual Cash Incentive Plan (“ACIP”) Opportunity	▪ Objective: Rewards achievement of the Company’s performance targets and individual performance; zeros out if performance is below certain thresholds ▪ Based on target ACIP amount, which is a percentage of base salary ▪ If earned, paid annually following the computation and release of year-end financial results
	Base Salary	▪ Objective: Compensates individuals based on job type and level within the Company ▪ Eligible for merit-based increases in connection with annual performance review

Additionally, the Company provides competitive retirement and benefit programs to our NEOs on the same basis as other employees and limited perquisites as described under Compensation Policies and Other Considerations.

C.     Pay for Performance Philosophy

Our ability to execute on our strategic plan relies on implementation of our talent management program. We continually seek to hire and retain high performing and high potential managers to both drive performance today and build a dependable bench of successors for the future. The principles of the program are as follows:

•	We believe that providing the highest reward to those who deliver the highest levels of performance creates an environment where everyone is motivated to continually improve and strive for their best;
•	We set objective performance measures and hold ourselves accountable for delivery of the results and our own performance;
•	We believe that performance is both what you do and how you do it, so we measure specific delivery of results and how effectively we have lived our values in the current calendar year;
•

We use our annual performance and compensation review process to assess performance in the year and allocate greater reward to those who deliver the highest performance relative to other members of a particular team; and

•	We provide honest and timely feedback to each other on performance and opportunities to continuously improve, so that everyone has the opportunity to be the very best at what they do.

We believe that this philosophy has provided an appropriate balance to drive continuous improvement while retaining high performers through challenging times. More importantly, we believe the incentives we provide for achievement without rewarding under-performance contributes to our industry-leading employee engagement while aligning the interests of our managers closely with those of our customers and investors.

2022 Proxy Statement	Page 21

D.    Compensation Design

Role of Compensation Consultant

Following an analysis based on rules promulgated by the NYSE, the Compensation Committee retained Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant during 2021. Meridian reported directly to the Committee. The Committee generally relies on the independent compensation consultant to provide it with comparison group benchmarking data and information as to market practices and trends, and to provide advice on key Committee decisions.

In 2021, Meridian provided advice to the Compensation Committee and management in connection with the composition of peer companies we use for benchmarking purposes and the design of our annual cash incentive and long-term incentive programs.

Benchmarking and Survey Data

In determining total compensation levels for our NEOs, the Compensation Committee reviews market trends in executive compensation and a competitive analysis prepared by the independent compensation consultant, which compares our executive compensation to both the companies in the comparator group described below and to broader market survey data. The Compensation Committee also considers other available market survey data on executive compensation philosophy, strategy and design. The Company’s compensation philosophy is to target base salaries at the 50th percentile of the competitive market. Individual executives may have base salaries above or below the target based on their individual performances, internal equity and experience. As discussed above, at-risk incentive compensation components have the potential to reward our executives at levels above industry medians, but only when the Company is outperforming the industry.

The Compensation Committee chose our comparator group from companies in the primary industry segments in which the Company operates and competes for talent.

The comparator group companies for 2021 were as follows:

A.O. Smith Corporation	CommScope Holding Company, Inc.	Regal Beloit Corporation(1)
Acuity Brands, Inc.	Curtiss-Wright Corporation	Rexnord Corporation(2)
Amphenol Corporation	Hexcel Corporation	Roper Technologies, Inc.
Anixter International Inc.	Hubbell Incorporated	Viavi Solutions, Inc.
Carlisle Companies Incorporated	IDEX Corporation	Wesco International, Inc.

(1) Now known as Regal Rexnord Corporation.

(2) Now known as Zurn Water Solutions Corporation.

The Compensation Committee considers the comparator group competitive pay analysis and survey data as relevant, but non-determinative data points in making its pay decisions. The approach to pay decisions is not formulaic and the Committee, based on advice from the compensation consultant, exercises judgment in making them.

Each year, the Compensation Committee reviews the performance evaluations and pay recommendations for the named executive officers and the other senior executives. The Compensation Committee, with input from the Board, meets in executive session without the CEO present to review the CEO’s performance and set his compensation. In its most recent review in February 2022, the Compensation Committee concluded that the total direct compensation of executive officers, with respect to compensation levels, as well as structure, are consistent with our compensation design and objectives.

V.    2021 Compensation Analysis

A.    Base Salary Adjustments

Salaries of executive officers are ordinarily reviewed annually and at the time of a promotion or other change in responsibilities. Increases in salary are based on a review of the individual’s performance against objective performance measures, the competitive market, the individual’s experience and internal equity. For executives who earn a composite individual performance score of 0.91 or more, base salaries may be adjusted using a merit salary increase matrix, discussed below. An executive who scores less than 0.91 and fails to improve his or her performance may be subject to disciplinary action, including dismissal.

The executive is scored on our merit salary increase matrix that is annually reviewed by the Committee and, if appropriate, revised to reflect the competitive market, based on the salary survey data noted above. The executive’s salary is classified based on three categories: below market, market and above market. Company-wide, the ranking system, which assigns personal performance factors ranging from 0.5 to 1.5, is designed to take the form of a normal distribution.

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2021 Merit Increase Guidelines for Named Executive Officers

		Personal Performance Factor
	Current
	Salary as a % of
Current Salary	Midpoint	0.50–0.90	0.91–1.10	1.11–1.50

Above Market	Above 105%	0%	0%-2%	2%-5%
Market	95%-105%	0%	0%-3%	4%-8%
Below Market	Below 95%	0%	3%-5%	6%-10%

The timing and amount of any salary adjustment will be based on the executive’s annual overall performance ranking and whether the executive falls “below,” “at” or “above” market as compared to the median of the applicable market data noted above.

For example, an executive with an overall ranking of “1.25” who is “above market” will receive a lower salary increase than an executive with a ranking of “1.25” who is “below market”.

The named executive officers’ salaries as of December 31, 2021, other than Mr. Derksen who was no longer employed by the Company, are provided in the following table.

Name	Annual Base Salary at December 31, 2021

Mr. Vestjens	$787,500
Mr. Parks	$490,000
Mr. Anderson	$440,000
Mr. Chand	$501,380
Mr. Mehrotra	$400,000

B.   Annual Cash Incentive Plan Awards

Executive officers participate in our annual cash incentive plan. Overall, we had 1,730 employees participate in the plan’s 2021 performance offering. Under the plan, participants earn cash awards based on the achievement of Company and individual performance goals. For 2021, the amount paid under the plan to all participants was approximately $37.573 million or approximately 10.86% of adjusted net income before ACIP expense. This compares to approximately 9.2%, 3.9%, 3.4%, and 3.7%, in 2020, 2019, 2018, and 2017, respectively, as shown below:

(Dollar amounts in thousands)	2021	2020	2019	2018	2017

Adjusted Net Income from Continuing Operations	$216,942	$123,536	$209,974	$289,645	$265,019
Tax effected ACIP Expense (assuming 30% rate) (a)	$26,427	$12,538	$8,562	$10,128	$10,145
Adjusted Net Income Before ACIP Expense (b)	$243,369	$136,074	$218,536	$299,773	$275,164
Reflected as a percentage (a divided by b)	10.86%	9.21%	3.92%	3.38%	3.68%
Form 8-K in which adjusted net income is reconciled to GAAP net income	February 9, 2022	February 10, 2021	February 4, 2020	February 20, 2019	February 1, 2018

2022 Proxy Statement	Page 23

A participant’s award (other than Mr. Vestjens) is computed using the following formula:

ACIP Award = Base Salary  X  Target Percentage  X  Financial Factor  X  Personal Performance Factor

In 2012, based on the fact that the Chief Executive Officer’s personal performance factor (“PPF”) had consistently been equal to or greater than 1.0, the Compensation Committee removed the component from the calculation of the Chief Executive Officer’s ACIP award. The Committee desired to avoid any perception that the PPF was simply serving as a second multiplier to the CEO’s award. Given his direct reporting relationship to the Board, the Committee is comfortable that Mr. Vestjens is fully accountable without the need of the additional lever to adjust his ACIP award downward or upward.

Target Percentages

For 2021, each NEO’s ACIP Target Percentages were as follows: Mr. Vestjens–130%, Messrs. Chand and Derksen–75%, Messrs. Anderson, Parks, and Mehrotra–70%. Mr. Derksen departed the Company during the first quarter of 2021 but was awarded an ACIP payment pro rated to his time with the Company in 2021.

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Financial Factors

Performance targets for calculating the Financial Factors were based on net income from continuing operations, revenue, EBITDA, operating working capital turns and inventory turns. In addition, as discussed further below, the performance stock units (“PSUs”) had performance targets based on relative total stockholder return and free cash flow. As illustrated below, in order to ensure that we are rewarding performance that drives stockholder value, ACIP financial factors and long term equity incentive plan performance targets flow from and support the strategic financial goals we communicate to our investors.

Performance Factor Determination and Adjustments

The performance factors we use that make up the Financial Factor support our short- and long-range business objectives and strategy. We have selected multiple factors because we believe no one metric is sufficient to capture the performance we are seeking to achieve and any one metric in isolation may not promote appropriate management performance. Management and the Board believe that income from continuing operations and EBITDA are the financial metrics most clearly aligned with the enhancement of stockholder value. Therefore, they are weighted heavily in our consolidated and platform targets. Additionally, revenue growth has been highlighted by our stockholders as a key component of value creation. Consistent with our Lean manufacturing philosophy, continuous improvement in inventory and working capital turnover remains a high corporate priority.

In setting performance goals, we consider our annual and long-range business plans and factors such as our past variance to targeted performance, economic and industry conditions, and our industry performance. We set challenging, realistic goals that will motivate performance within the top quartile of our comparator group. We recognize that the metrics may need to change over time to reflect new priorities and, accordingly, review these performance metrics at the beginning of each performance period.

In 2021, threshold, target and maximum levels for the performance factors that make up the Financial Factors were set to challenge management to achieve upper quartile performance, including with respect to consolidated revenue, consolidated net income, and consolidated EBITDA.

Officers with company-wide responsibilities (Messrs. Vestjens, Parks, Derksen, Anderson and Mehrotra) were measured using consolidated performance. Mr. Chand, as Executive Vice President of Industrial Automation, was compensated based on the performance of the Industrial Automation segment. The applicable factors and weighting percentages are set at the beginning of each performance period as depicted below and illustrated in further detail on Appendix I.

Messrs. Vestjens, Parks, Derksen, Anderson and Mehrotra

Factor	Weight

Consolidated EBITDA	25%
Consolidated Revenue	25%
Consolidated Working Capital Turns	25%
Consolidated Net Income from Continuing Operations	25%
2022 Proxy Statement	Page 25

Mr. Chand

Factor	Weight

Industrial Automation EBITDA	50%
Industrial Automation Revenue	25%
Industrial Automation Inventory Turns	25%

Consistent with the terms of the annual cash incentive plan, the performance factors were adjusted to reflect certain unusual events that occurred during the year. The Compensation Committee and the Audit Committee meet jointly to analyze and approve the adjustments recommended by management. The Committees agree that it was appropriate to adjust the financial performance targets for these matters to properly capture our operating results and to eliminate the potential for managers delaying strategic decisions beneficial to the Company in the long term (e.g., restructuring) because of the impact of those decisions on short-term financial metrics or benefitting from favorable one-time adjustments or unbudgeted events (such as acquisitions).

For each individual financial performance factor, threshold, target and maximum amounts are set by the Compensation Committee. Actual performance at the threshold level is reflected with a Financial Factor score of 0.5, actual performance at the target level is reflected with a Financial Factor score of 1.0 and actual performance at or above the maximum level is reflected with a Financial Factor score of 2.0. Performance between the threshold and target and between the target and maximum are interpolated on a linear basis. Actual performance below the threshold would result in a component score of 0 and the failure to achieve at least threshold performance on the consolidated net income/segment EBITDA component would result in an overall Financial Factor of 0. Because Financial Factors are capped at 2.0 and because, as described below, he does not have a Personal Performance Factor, Mr. Vestjens ACIP payout cannot mathematically be higher than 200% of his target payout.

The performance factor definitions, thresholds, targets and actual results, as well as the applicable weighting and calculations for each NEO are contained in Appendix I, which is incorporated herein by this reference. The applicable 2021 Financial Factors for the NEOs are as follows:

Named Executive Officer	Financial Factor

Mr. Vestjens	1.95
Mr. Parks	1.95
Mr. Derksen	1.95
Mr. Anderson	1.95
Mr. Chand	1.73
Mr. Mehrotra	1.95

Personal Performance Factor

In addition to the Financial Factor, the ACIP payout for each named executive officer, other than Mr. Vestjens, is modified based on a Personal Performance Factor (“PPF”). As discussed above, the Committee feels that the consolidated Financial Factor is the best reflection of Messrs. Stroup’s and Vestjens’ personal performances and, thus, they do not have a separate PPF. The other NEO’s objectives are agreed upon between the NEO and Mr. Vestjens. At the end of the year, the parties measure progress relative to the objectives, as well as an assessment of how effectively the individual has lived the Company’s values during the year. Mr. Vestjens scores each NEO’s PPF on a scale of 0.50 to 1.50.

The personal performance goals reflected in the Personal Performance Factor measure the attainment of short- and long-term goals that often are in furtherance of achieving objectives set out in our three-year strategic plan. Personal performance goals can be qualitative in nature and the determination of the NEO’s degree of attainment of them generally requires the judgment of Mr. Vestjens. The values scoring is, by definition, subjective based on the manager’s observations throughout the year, as well as feedback collected from others inside and outside of the organization.

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As a general rule, the higher in the organizational structure that one sits, the more global in scope are his or her personal objectives. Mr. Parks, as the CFO, had objectives in the areas of talent management, information technology and investor relations performance, but also focused other objectives on areas specific to the finance function, e.g., accounting, tax and capital structure. As global functional leads Messrs. Anderson and Mehrotra had objectives that connected them to the corporate priorities of stockholder value enhancement, sales growth, and customer satisfaction with an increased emphasis on environmental, social and governance concerns. As an Executive Vice President of Belden’s Industrial Automation business, the objectives of Mr. Chand were supportive of goals of the Company’s industrial businesses. His objectives related to the areas of growth, both organic and inorganic, talent management and operational excellence through the continued institution of Lean enterprise principles.

The 2021 Personal Performance Factors for the NEOs as recommended by Mr. Vestjens and approved by the Committee ranged from 1.00 to 1.33.

Annual Cash Incentive Plan Payouts

Based on the preceding discussion, each NEO’s annual cash incentive plan award is as shown in the table below. The awards were paid out following adoption of the Financial Factors and Personal Performance Factors by the Committee in February 2022.

2021 ACIP Award

NEO	($)
Mr. Vestjens	1,996,313
Mr. Parks	735,735
Mr. Derksen	166,279
Mr. Anderson	720,720
Mr. Chand	865,219
Mr. Mehrotra	655,200

C.    Long Term Incentive Awards

Our long-term equity incentive plan is designed to align the financial interests of our executives and our stockholders by providing executives with a continuing stake in the long-term success of the company. With at least 75% of each executive officer’s LTI grant made up of SARs that have value only if Belden’s stock price increases and PSUs that only convert into Belden shares if certain performance metrics are achieved, the plan emphasizes our Pay-for-Performance. For 2021, executive officers received 50% of their LTI award (discussed below) under the plan in the form of PSUs, 25% in the form of SARs and 25% in the form of RSUs.

Individual performance, the competitive market, executive experience and internal equity were factors used to determine the total dollar value of SARs, RSUs and PSUs granted to each executive officer in 2021, which we refer to as the “Long-Term Incentive Value”, or “LTI Value”.

LTI Value

Each executive is assigned a target LTI value (expressed as a % of base salary) based on the factors described above. We then use the following matrix to determine actual grant size as a % of target:

PPF	0.85 – 1.15	1.16 – 1.50
Percentage of Target LTI	70% – 120%	100% – 190%

An officer did not receive an equity award in 2021 if his or her 2020 Personal Performance Factor was less than 0.85. Mr. Vestjens had an LTI Target of 400% of his base salary, Messrs. Chand and Parks each had a Target LTI percentage of 160% of their respective base salaries, Mr. Anderson had a Target LTI Percentage of 120% of his base salary, and Mr. Mehrotra had an LTI Target Percentage of 100% of his base salary. Mr. Derksen was not awarded LTI during 2021.

To illustrate the LTI Value matrix, assume a base salary of $400,000 and a Target LTI percentage of 50%. The Target LTI Value is $200,000. Assuming the officer’s PPF is 1.0, he or she would receive equity valued between $140,000 and $240,000. If the same officer’s PPF is 1.20, he or she would receive equity valued between $200,000 and $380,000. The exact amount granted within the range for each individual is at the discretion of the individual’s immediate supervisor (the “LTI Award”).

2022 Proxy Statement	Page 27

As previously discussed, the NEOs received 50% of their LTI Award in the form of PSUs, 25% in the form of SARs and 25% in the form of RSUs. We use the Black-Scholes-Merton (“Black-Scholes”) option pricing formula to calculate SAR values. Instead of using the grant date stock price as the input in the Black-Scholes formula, we use a one-year average price of the stock (the “Average Belden Stock Price”). That same price is utilized to determine the number of PSUs granted.

In summary, the LTI Award is allocated into the number of units resulting from the following formulas:

PSUs = 50% of the LTI Award divided by the Average Belden Stock Price, rounded to the nearest unit.

SARs = 25% of the LTI Award divided by the Black-Scholes value of a Belden SAR, rounded to the nearest unit.

RSUs = 25% of the LTI Award divided by the Average Belden Stock Price, rounded to the nearest unit.

Half of the PSUs granted in 2021 will be measured based on total stockholder return (TSR) relative to the S&P 1500 Industrials Index. The other half of the PSUs will be measured based on cumulative consolidated free cash flow, as adjusted for certain restructuring expenses in connection with acquisition integration and other changes to the Company. The PSU agreements state that following the three-year performance period, a conversion factor ranging from 0 to 2.0 will be applied to each award. The result of that formula, rounded to the nearest whole unit, is the gross number of Belden shares the officer will receive. The actual number of shares to be distributed will be net of any required withholding taxes. The PSUs granted in 2021 will be measured on the performance period from February 16, 2021 (the grant date) to December 31, 2023, in the case of the TSR-based PSUs, and January 1, 2021 to December 31, 2023, in the case of the free cash flow-based PSUs. The conversion and any resulting payout will occur in the first quarter of 2024.

Conversion will be effected based on threshold, target and maximum levels.

For the PSUs based on relative TSR, threshold performance results in a conversion factor of 0.25, target performance results in a conversion factor of 1.00 and maximum performance results in a conversion factor of 2.00. Performance between threshold and target and between target and maximum are interpolated on a linear basis.

For the PSUs based on consolidated free cash flow, threshold performance results in a conversion factor of 0.50, target performance results in a conversion factor of 1.00 and maximum performance results in a conversion factor of 2.00. Performance between threshold and target and between target and maximum are interpolated on a linear basis.

The SARs provide a material incentive for executives to increase the Company’s share price during their ten-year term, and they serve as a retention tool because they take three years to fully vest. The PSUs drive performance against targets during the three-year performance period, as PSUs will not convert to Belden shares if performance thresholds are not achieved.

RSUs provide executives with an interest in the company designed to align the interest of the executives and stockholders, and they also serve as a retention tool because they cliff vest only after the passage of time, normally three years.

At its February 2021 meeting, the Compensation Committee approved equity award grants in the form of 205,175 SARs, 216,156 PSUs and 84,160 RSUs to 214 employees.

2021 Equity Awards to NEOs

NEO	SARs(1)	PSUs	RSUs

Mr. Vestjens	48,937	40,147	20,073
Mr. Parks	10,962	8,993	15,713(2)
Mr. Derksen	—	—	—
Mr. Anderson	8,121	6,662	3,331
Mr. Chand(3)	13,121	33,192	27,810
Mr. Mehrotra	5,593	4,588	20,434(4)

(1)	The Committee granted the listed SARs to the NEOs at the closing price of Belden stock on February 16, 2021 ($45.11), the grant date of the awards.
(2)

The Committee granted Mr. Parks 11,217 RSUs on February 17, 2021 to compensate him for incentives foregone by leaving his prior employment in connection with his return to Belden and appointment as Senior Vice President, Finance, and Chief Financial Officer. These RSUs vest as follows: 3,739 on February 17, 2022; 3,739 on February 17, 2023; and 3,739 on February 17, 2024

(3)

The Committee granted Mr. Chand an additional 22,428 RSUs and 22,428 PSUs at its August 17, 2021 meeting as part of the Belden Supplemental Incentive Program. These RSUs will cliff vest on August 17, 2025. The PSUs granted as part of the Supplemental Incentive Program will convert into RSU’s on August 17, 2024, based on the relative total shareholder return of Belden stock compared to the S&P 1500 Composite Industrials Index between August 17, 2021 and August 17, 2024. Those RSU’s will then cliff vest on August 17, 2025.

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(4)

The Committee granted Mr. Mehrotra 18,140 RSUs on January 14, 2021 to compensate him for incentives foregone by leaving his prior employment in connection with his appointment as Senior Vice President, Sales .These RSUs will vest as follows: 6,046 on January 14, 2022; 6,046 on January 14, 2023; and 6,045 on January 14, 2024.

2019‑2021 PSU Grant

The Company utilizes a three-year performance measurement period for its PSUs. The three-year performance measurement period for PSUs granted in 2019 ended on December 31, 2021. At its February 2022 meeting, the Compensation Committee certified a conversion ratio of 1.76 for the free cash flow PSUs granted in 2019, and a conversion ratio of 0.25 for the relative TSR PSUs granted in 2019, resulting in an aggregate performance factor of 1.01 and each NEO receiving 1.01 shares of Belden stock for each PSU in connection with this grant. The threshold, target, maximum and actual performance are shown below:

Factor	Threshold	Target	Maximum	Actual

Relative TSR	25th Percentile	50th Percentile	75th Percentile	25th Percentile
Consolidated Free Cash Flow	223,000,000	371,000,000	519,000,000	484,000,000

Free cash flow is defined as net cash provided by operating activities, adjusted for certain acquisition and divestiture transaction costs and capital expenditures, plus the proceeds from the disposal of tangible assets. The threshold, target and maximum levels for free cash flow were reset in 2020 in response to COVID-19.

From time to time, the Compensation Committee has granted a special long-term incentive award comprised of 50% time-vested RSUs and 50% performance-based PSUs (the “Supplemental Incentive Plan”) to certain executive officers. Awards under the Supplemental Incentive Program consist of 50% time-vested RSUs and 50% performance-based PSUs. In each case, the time-vested RSUs will cliff-vest on the four-year anniversary of the grant date. The performance-based PSUs will be earned based on relative TSR performance compared to the S&P 1500 Industrials index from the grant date to the third anniversary of the grant date, with any earned awards subject to an additional one-year vesting period. The Compensation Committee has selectively granted this type of special stock award and generally confines equity grants to the regular compensation program for its executives.

VI.     Compensation Policies and Other Considerations

Stock Ownership Guidelines

To align their interests with those of the Company’s stockholders, the Company’s executive officers must hold stock with value of at least three times their annual base salary (six times in the case of Mr. Vestjens). Officers have five years from the date they are appointed as an officer or promoted to acquire the appropriate shareholdings. In addition, officers must make interim progress toward the ownership requirement during the five year period – 20% after one year, 40% after two years, 60% after three years and 80% after four years. For purposes of determining ownership, unvested RSUs and the value of vested but unexercised, in-the-money options and SARs are included. For calculation purposes, the Company uses the higher of the current trading price or the acquisition price. As of March 29, 2022 (our record date for the annual meeting), each of the named executive officers either met his interim or five-year stock ownership guideline. In accordance with Company policy, an officer is prohibited from selling Belden stock until the officer meets the applicable guideline.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes the Company from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees” (which included the CEO and our three other most highly-compensated executive officers, other than the Chief Financial Officer, for years prior to 2018 and now includes all NEOs, including the CFO). Prior to 2018, this limitation did not apply to “performance-based” compensation. While the Compensation Committee has generally attempted to maximize the tax deductibility of executive compensation, the Compensation Committee believes that the primary purpose of our compensation program is to support the Company’s business strategy and the long-term interests of our shareholders. Therefore, the Compensation Committee has maintained the flexibility to award compensation that may not be tax deductible if doing so furthers the objectives of our executive compensation program.

Under the December 2017 U.S. tax reform, the exception to Section 162(m) for performance-based compensation was repealed for tax years beginning after December 31, 2017, subject to certain transition and grandfathering rules. Despite these new limits on the deductibility of performance-based compensation, the Compensation Committee continues to believe that a significant portion of our named executive officers’ compensation should be tied to the Company’s performance. Therefore, it is not anticipated that the changes to Section 162(m) will significantly impact the design of our compensation program going forward.

Annual non-equity based incentive compensation and PSUs for our Named Executive Officers are unguaranteed, subject to maximum payout amounts based on the achievement of the performance objectives established by the Compensation Committee annually. These objectives are selected by the Compensation Committee from among the performance metrics in the annual incentive plan for non-equity

2022 Proxy Statement	Page 29

based compensation and the long term incentive plan for the PSUs. The Compensation Committee may exercise discretion to adjust the award based on an assessment of Company and individual performance. Also, our compensation plans comply with the requirements of Internal Revenue Code Section 409A, which requires that nonqualified deferred compensation arrangements must meet specific requirements.

In accordance with FASB ASC Topic 718, for financial statement purposes, we expense all equity-based awards over the period earned based upon their estimated fair value at grant date.

Executive Compensation Recovery

In accordance with the Sarbanes-Oxley Act of 2002, the CEO and the CFO must forfeit certain bonuses and profits if the Company is required to restate its financial statements as a result of misconduct. In addition, if the Board of Directors determines that any other executive officer has engaged in fraudulent or intentional misconduct that results in the Company restating its financial statements because of a material inaccuracy, the Company, as permitted by law, will seek to recover any cash incentive compensation or other equity-based compensation (including proceeds from the exercise of a stock option or SAR) received by the officer from the Company during the 12-month period following the first public issuance or filing with the SEC of the financial statement required to be restated. The Company will revisit its clawback policies once the proposed rules issued by the SEC implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) are finalized.

Insider Trading; Hedging and Pledging of Company Stock

Company policy requires executive officers and directors to consult the Company’s legal department prior to engaging in transactions involving Belden stock. In order to protect the Company from exposure under insider trading laws, executive officers and directors are encouraged to enter into pre-programmed trading plans under Securities Exchange Act Rule 10b5‑1. The Company will not approve hedging or monetization transactions including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. Executive officers and directors are prohibited from utilizing margin accounts to engage in transactions in Belden stock and from pledging Belden stock for any purpose. Such restrictions do not apply to non-executive officer employees.

Equity Compensation Grant Practices

The Compensation Committee approves all grants of equity compensation, including stock appreciation rights, performance stock units and restricted stock units, to executive officers of the Company, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Compensation Committee annually at a first quarter meeting. Generally, the Company’s awards of stock appreciation rights, performance stock units and/or restricted stock units are made at that meeting, but may be made at other meetings of the Compensation Committee. The Compensation Committee meeting date, or the next business day if the meeting falls on a non-business day, is the grant date for stock appreciation rights and restricted stock unit awards. The Company may also make awards in connection with acquisitions or promotions, or for retention purposes. Under the Company’s equity plan, the Compensation Committee may delegate to the Company’s CEO the authority to grant stock options to any employees of the Company other than executive officers of the Company as that term is defined in Section 16 of the Exchange Act. The Compensation Committee has exercised this authority and delegated to the CEO the ability to make limited equity grants in connection with promotion, retention and acquisitions, which he uses strategically but infrequently. Awards made by the CEO are reported to the Compensation Committee on a periodic basis.

Severance, Termination and Retirement

Each of the Company’s executive officers are participants in the Belden 2020 Executive Severance Plan (the “Severance Plan”), which establishes a specified severance program that will govern the benefits, if any, offered to an executive officer following the conclusion of his or her employment by the Company. We believe that the Company’s Severance Plan is essential in attracting and retaining the desired executive talent in a competitive market. In addition, the Severance Plan benefits the Company by providing for the upfront agreement of each executive on certain important provisions, including post-termination covenants and an agreement to provide a full release of claims against the Company. Information regarding benefits under the Severance Plan is provided following this Compensation Discussion and Analysis under the heading Potential Payments upon Termination or Change of Control.

Aircraft

The Company owns and from time to time leases corporate aircraft to provide flexibility to executive officers and other associates to allow more efficient use of executive time for Company matters. The Nominating and Corporate Governance Committee reviews management’s use of corporate aircraft throughout the year to confirm that it is consistent with this philosophy and in full compliance with the regulations promulgated by the Federal Aviation Administration, the Internal Revenue Service and the Securities and Exchange Commission.

Benefits and Perquisites

The named executive officers receive retirement and health care benefits on a consistent basis with other Belden employees. As described in Pension Benefits and Nonqualified Deferred Compensation, excess defined benefit and defined contribution plans are offered

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to eligible U.S. employees. In order to attract and retain talented officers, we have provided certain other compensation to our NEOs. It is our practice to not provide tax gross-ups for any perquisites provided to executive officers other than in extraordinary circumstances.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of this proxy statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Belden that the Compensation Discussion and Analysis be included in the proxy statement.

Compensation Committee
Lance Balk (Chair)
David Aldrich
Jonathan Klein

Compensation and Risk

We consider the variable, pay-for-performance components of our compensation programs to assess the level of risk-taking these elements may create. The variable components of our compensation programs offered to management (including our executives) are our annual cash incentive plan and long term incentive awards program. We believe the way we select and set performance goals and targets with multiple levels of performance; using gradually-sloped payout curves that do not provide large payouts for small incremental improvements; and confirming the achievement of performance before issuing the awards, all reduce the potential for management’s excessive risk-taking or poor judgment. Consistent with sound risk management, we limit the annual cash incentive award by capping the financial factor component at two times the target, as well as capping the awards themselves at the lesser of three times target or $5 million. The long-term incentive is limited through the use of a fixed percentage of the participant’s base salary. In addition, we require that executive officers adhere to stock ownership guidelines to promote a long-term focus and have adopted a compensation recovery policy in the event of fraudulent or intentional misconduct that leads to a restatement of our financial results.

We also consider our variable compensation programs offered to other associates. These are primarily incentive programs offered to sales and marketing associates. We believe the way we administer these programs reduces the potential of their causing a material adverse impact on the Company through excessive risk-taking. We have customer contract practices with respect to operating margins, customer creditworthiness, and channel management that are designed to reduce poor judgment in connection with entering into sales contracts having unreasonable terms. Sales targets are not designed to provide large payouts that are either based on small incremental improvement or overly aggressive goals that could induce excessive risk-taking by the salesperson. These programs are monitored throughout the performance period to ensure they are being properly administered. The results are subject to multiple levels of approval, including through the involvement of internal and external audit resources.

Pay Ratio Disclosure

In accordance with its rulemaking responsibilities related to the Dodd-Frank Act, the Securities and Exchange Commission has adopted a rule that requires annual disclosure of the ratio of the median Company employee’s total annual compensation to the total annual compensation of the Company’s principal executive officer. The Company’s principal executive officer is Roel Vestjens, President and Chief Executive Officer.

Belden’s median employee was determined by reviewing the cash compensation paid to all Belden employees worldwide¸ excluding certain de minimis jurisdictions under item 402(u) of Regulation S-K, but including Belden employees based in countries where the cost of living and average salaries in the market are substantially lower than the United States, from January 1, 2020 through December 31, 2020. As permitted by item 402(u) to Regulation S-K, because Belden has not experienced a change in employee population that it reasonable believes would significantly affect its pay ratio disclosure, the dated used to select the median employee in 2021 is the same data used in 2020. However, the employee that was the median employee in 2020 experienced a change in compensation in 2021 that would make his or her continued selection as the median employee inappropriate. Accordingly, a similar situated and compensated employee has been substituted in his or her place for the purposes of this analysis.

Once the median employee was identified, the calculation of annual total compensation for that median employee was determined in the same manner as the “Total Compensation” shown for Mr. Vestjens in the Summary Compensation Table contained herein. Compensation elements that were included in the annual total compensation for the median employee include: cash compensation received in 2021, matching payments related to Company retirement plans, and any other compensation received in 2020.

The median total annual compensation of Belden associates, excluding Mr. Vestjens, in 2021 was $37,775.77. As disclosed herein, Mr. Vestjens’ total reported 2021 compensation was $6,831,323. Accordingly, Mr. Vestjens reported 2021 compensation was approximately 180.84 times that of the median of the total annual compensation of all employees other than Mr. Vestjens.

Pay for Performance

In reviewing the Compensation Tables that follow, it is important to note that equity based compensation is reported based on the fair value at the grant date as determined under GAAP. As a result, it is not fully illustrative of compensation actually received. As a result of

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the manner in which PSUs, RSUs and SARs are structured, it takes years to determine whether a particular year’s compensation will end up resulting in the realization of more or less than the amount reported. It is subject to a number of factors, but is most sensitive to the price of Belden stock. The bottom line is that the Belden Compensation Program is effective in aligning pay and performance in that the reported level of compensation is only attained when performance is at a level satisfactory to the investor community.

Compensation Tables

Starting on the next page are the following compensation tables:

•	Summary Compensation Table;
•	Grants of Plan-Based Awards;
•	Outstanding Equity Awards at Fiscal Year-End;
•	Option Exercises and Stock Vested;
•	Pension Benefits;
•	Nonqualified Deferred Compensation; and
•	Potential Payments Upon Termination or Change-in-Control.

Page 32	2022 Proxy Statement

SUMMARY COMPENSATION TABLE

							Change
							in Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compensa-
		Salary(1)	Bonus(2)	Awards(3)	Awards(4)	sation(5)	Earnings(6)	tion(7)	Total
Name and Principal	Year	($)	($)	($)	($)	($)	($)	($)	($)
Position (a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Roel Vestjens	2021	778,125	—	3,077,646	895,635	1,996,313	—	83,604	6,831,323
President and	2020	424,594	—	1,133,356	197,989	858,000	—	34,252	2,648,191
Chief Executive Officer	2019	495,756	—	391,163	331,682	209,561	—	38,288	1,466,450

Jeremy Parks	2021	459,375	271,259	1,197,960	200,624	735,735	—	119,343	2,984,296
Senior Vice
President, Finance,
and Chief Financial Officer
Henk Derksen	2021	119,555	—	—	—	166,279	—	880,725	1,166,559
Former Senior Vice	2020	467,592	50,000	1,190,415	209,640	385,763	190,598	38,020	2,532,028
President, Finance,	2019	581,625	—	507,050	429,978	192,268	200,209	43,965	1,955,095
and Chief Financial Officer
Brian Anderson	2021	440,000	—	510,708	148,629	720,720	34,195	40,062	1,894,314
Senior Vice President, Legal	2020	305,008	50,000	713,275	116,471	258,342	124,468	27,815	1,595,379
General Counsel and Corporate Secretary	2019	368,828	—	1,643,008	233,408	123,940	113,783	29,415	2,512,382
Ashish Chand	2021	494,285	—	3,723,987	240,138	865,219	—	280,777	5,604,406
Executive Vice President,	2020	395,738	—	784,956	170,042	287,930	—	802,029	2,440,695
Industrial Automation
Anshu Mehrotra	2021	385,608	400,000	1,138,266	102,362	655,200	—	20,076	2,701,512
Senior Vice President,
Sales and Marketing

(1)	Salaries are amounts actually received.
(2)	Reflects cash bonuses paid to Messrs. Parks and Mehrotra upon hiring and Messrs. Anderson and Derksen upon the successful divestiture of the Company’s Live Media Business.
(3)

Reflects the aggregate grant date fair value with respect to awards of stock for each named officer computed in accordance with FASB ASC Topic 718. See Grants of Plan-Based Awards Table for 2021 stock awards to the named officers. The assumptions used in calculating these amounts are described in Note 21: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

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Some of the amounts listed in column (e) represent the grant date fair value of performance share units (“PSUs”) based on the assumption that the Company would meet its performance goals at the target level, resulting in one share of Belden stock, being issued to the officer for each PSU. Performance over the relevant three-year measurement period at 140% of target levels or greater (in the case of PSUs based on free cash flow) or at or greater than the 75th percentile (in the case of PSUs based on relative TSR) could result in the issuance of two shares of Belden stock for each PSU. During each performance period, the Company periodically analyzes performance and makes appropriate adjustments to the amount of stock-based compensation expense it records. Based on this structure, the maximum grant date fair values of the stock awards for each NEO (in dollars), including those associated with restating the performance thresholds associated with 2019 and 2020 PSUs, are as follows:

	Mr. Vestjens	Mr. Parks	Mr. Derksen	Mr. Anderson	Mr. Chand	Mr. Mehrotra

2021	5,249,799	1,684,526	—	871,155	5,999,239	1,386,500
2020	1,839,291	—	1,541,675	1,139,927	1,306,644	—
2019	782,326	—	1,014,100	2,695,209	—	—

(4)

Reflects the aggregate grant date fair value with respect to awards of options or SARs for each named officer computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are described in Note 21: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 The amounts shown above include the maximum grant date fair value for the PSUs issued in 2021.

(5)	Represents amounts earned under the Company’s annual cash incentive plan as approved by the Compensation Committee at its February 2022 meeting.
(6)

The amounts in this column reflect the increase in the actuarial present value of the accumulated benefits under the Company’s defined benefit plans in which the named executives participate. None of the named executives received above-market or preferential earnings on deferred compensation.

(7)	The amounts (in dollars) shown in column (i) for 2021 consist of the following:

			Life
		Company’s	Insurance
		Contributions	and Long		Payments
		In Its Defined	Term	Tax	Related
		Contribution	Disability	reparation	to		Housing
	Total	Plan	Benefits	Costs	Termination	Airfare	Allowance

Roel Vestjens	83,604	73,626	4,597	4,900	—	—	—
Jeremy Parks	119,343	13,050	871	—	—	39,029	66,393
Henk Derksen	880,725	22,839	1,224	7,000	849,662	—	—
Brian Anderson	40,062	31,425	4,233	4,250	—	—	—
Ashish Chand	280,777	22,243	5,340	2,500	—	—	250,000
Anshu Mehrotra	20,076	17,250	2,826	—	—	—	—

Mr. Parks maintains his primary residence in Buffalo, New York. He receives reimbursement of airfare related to travel to and from St. Louis, Missouri, where he spends a significant amount of time, and a $66,000 housing allowance to secure living arrangements in the St. Louis area.

As previously disclosed, Mr. Derksen’s employment ended on March 12, 2021. In connection with his termination, Mr. Derksen received the following payments in 2021 consistent with Belden’s Executive Severance Plan: a pro-rated portion of one year’s salary, $464,935; a pro-rated portion equal to his target ACIP percentage multiplied by his base salary, $347,041; buyout of unused vacation, $4,496, and a buyout of the continuing health benefits to which he was entitled, $33,189.

Mr. Chand received a housing rental allowance of $250,000 in 2021 that will reduce in thirds starting in 2023 until it reaches zero in 2025.

Page 34	2022 Proxy Statement

GRANTS OF PLAN-BASED AWARDS

									All
									Other
									Stock
									Awards:
									Number	All Other		Grant
									of	Option	Exercise	Date Fair
									Shares	Awards:	or Base	Value of
			Estimated Future Payouts Under			Estimated Future Payouts			of	Number of	Price of	Stock
			Non-Equity Incentive Plan			Under Equity Incentive Plan			Stock	Securities	Option	and
			Awards(1)			Awards(2)			or	Underlying	Awards(5)	Option
	Grant	Award	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options(4)	($ per	Awards
Name	Date	Type	($)	($)	($)	(#)	(#)	(#)	(#) (3)	(#)	Share)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Roel Vestjens		ACIP	511,875	1,023,750	2,047,500
	2/16/2021	RSU							20,703			905,493
	2/16/2021	PSU				15,055	40,147	80,294				2,172,153
	2/16/2021	SAR								48,937	45.11	895,635
Jeremy Parks		ACIP	85,750	343,000	1,029,000
	2/16/2021	RSU							4,496			202,815
	2/17/2021	RSU							11,217			508,579
	2/16/2021	PSU				3,372	8,993	17,986				486,566
	2/16/2021	SAR								10,962	45.11	200,624
Henk Derksen		ACIP	21,318	85,271	255,815
Brian Anderson		ACIP	77,000	308,000	924,000
	2/16/2021	RSU							3,331			150,261
	2/16/2021	PSU				2,498	6,662	13,324				360,447
	2/16/2021	SAR								8,121	45.11	148,629
Ashish Chand		ACIP	94,009	376,035	1,128,105
	2/16/2021	RSU							5,382			242,782
	8/17/2021	RSU							22,428			1,205,954
	2/16/2021	PSU				4,037	10,764	21,528				582,386
	8/17/2021	PSU				5,607	22,428	44,856				1,692,865
	2/16/2021	SAR								13,121	45.11	240,138
Anshu Mehrotra		ACIP	70,000	280,000	840,000
	1/14/2021	RSU							18,140			786,550
	2/16/2021	RSU							2,294			103,482
	2/16/2021	PSU				1,721	4,588	9,176				248,234
	2/16/2021	SAR								5,593	45.11	102,632

(1)

The amounts in column (c) represent the cash payment under the Company’s annual cash incentive plan (“ACIP”) that would have been made if the threshold performance for 2021 was met, including a personal performance factor of 0.5; the amounts in column (d) represent the cash payment under ACIP that would have been made if the target performance for 2021 was met; and the amounts in column (e) represent the maximum cash payment under ACIP, the lesser of three times target or $5 million. For Mr. Vestjens, the maximum cash payment under ACIP is two times target because the company financial factor is capped at 2.0 and because a personal performance factor is not utilized for him.

(2)

The Compensation Committee granted the performance stock unit awards (PSUs) at its February 16, 2021 meeting. The PSUs granted in 2021 will be measured on the performance period from February 16, 2021 (the grant date) to December 31, 2022, in the case of the TSR-based PSUs, and January 1, 2021 to December 31, 2023, in the case of the free cash flow-based PSUs. Any payout will be made in shares of Belden stock in 2024. The conversion factor from PSUs to shares is based on the Company’s total stockholder return over the performance period measured relative to the S&P 1500 Industrials Index (the “Index”), weighted 50%, and the company’s consolidated free cash flow over the performance period, weighted 50%.  In addition to the PSUs granted at the February 16, 2021 meeting, on August 17, 2021, the Compensation Committee granted a special long-term incentive award comprised of 50% time-vested RSUs and 50% performance-based PSUs under the Supplemental Incentive Plan to Mr. Chand. The PSUs granted on August 17, 2021, will convert into Belden RSUs based on the Company’s total stockholder return from August 17, 2021 to August 17, 2024, measured relative to the index.

2022 Proxy Statement	Page 35

(3)

The Compensation Committee granted RSUs to Mr. Chand as part of the Supplemental Incentive Plan in August 2025 and also granted RSUs to Messrs. Mehrotra and Parks related to the commencement of their employment with the Company in January and February of 2021, respectively. The August 2021 RSUs granted to Mr. Chand vest entirely on August 17, 2025. The RSU’s granted to Messrs. Mehrotra and Parks will vest in equal installments on each of the first three anniversaries of their grant dates.

(4)

The amounts in column (j) are the number of SARs granted to each of the named executive officers in 2021. These awards vest in equal amounts over three years on the first, second and third anniversaries of the grant date and expire on the tenth anniversary of the grant date.

(5)	The exercise price for awarded SARs was the closing price of the Belden shares on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of	Number of	Equity	Option	Option	Number	Market	Equity	Equity
(a)	Securities	Securities	Incentive	Exercise	Expiration	of Shares	Value of	Incentive	Incentive
	Underlying	Underlying	Plan	Price(4)	Date	or Units	Shares or	Plan	Plan
(a)	Unexercised	Unexercised	Awards:	($)	(f)	of Stock	Units of	Awards:	Awards:
	Options(1)	Options(2)(3)	Number of	(e)		That	Stock	Number of	Market
	(#)	(#)	Securities			Have Not	That	Unearned	or Payout
	Exercisable	Unexercisable	Underlying			Vested	Have Not	Shares,	Value of
	(b)	(c)	Unexercised			(#)	Vested	Units or	Unearned
			Unearned			(g)	($)	Other	Shares, Units
			Options				(h)	Rights That	or Other
			(#)					Have Not	Rights That
			(d)					Vested(5)	Have Not
								#	Vested(6)
								(i)	($)
									(j)

Roel Vestjens	5,392	—	—	50.010	3/4/2023	—	—	17,847	1,173,083
	6,697	—		72.570	3/4/2024			3,929	258,253
	8,356	—		89.230	2/25/2025			4,813	316,358
	9,435	—		74.910	2/24/2026			20,073	1,319,398
	12,337	—		74.910	2/22/2027			5,485	360,529
	13,606	—		72.730	2/28/2028			7,857	516,441
	9,898	4,949		61.790	2/28/2029			40,147	2,638,862
	3,609	7,216		51.140	2/11/2030
	—	48,937		45.110	2/16/2031
Jeremy Parks	—	10,962	—	45.110	2/16/2031	—	—	4,496	295,522
								11,217	737,293
								8,993	591,110
Henk Derksen	—	—	—	—	—	—	—	—	—
Brian Anderson	2,290	—		39.830	2/27/2022	—	—	3,860	253,718
	1,241	—		50.010	3/4/2023			11,039	725,593
	434	—		72.570	3/4/2024			11,039	725,593
	5,535	—		89.230	2/25/2025			4,622	303,804
	6,769	—		52.890	2/24/2026			1,530	100,567
	6,854	—		74.910	2/22/2027			6,662	437,893
	7,257	—		72.730	2/28/2028			3,011	197,913
	6,996	3,482		61.790	2/28/2029			3,331	218,947
	2,213	4,245		51.140	2/11/2030			2,311	151,902
	—	8,121		45.110	2/16/2031
Ashish Chand	537	—	—	72.570	3/4/2024	—	—	6,748	443,546
	1,103	—		89.230	2/25/2025			10,764	707,518
	738	—		52.890	2/24/2026			22,428	1,474,192
	1,477	—		74.910	2/22/2017			1,289	84,726
	2,312	—		72.730	2/28/2028			3,374	221,773
	6,387	3,193		61.790	2/28/2029			1,928	126,727
	3,099	6,198		51.140	2/11/2030			5,382	353,759
	—	13,121		45.110	2/16/2031			22,428	1,474,192
Anshu Mehrotra	—	5,593	—	45.110	2/16/2031	—	—	18,140	1,192,342
								2,294	150,785
								4,588	301,569

(1)	Shows vested SARs.
(2)	Shows unvested SARs.
(3)

For Mr. Vestjens, his 4,949 unexercisable SARs expiring on February 28, 2029 vested on February 28, 2022. His 7,216 unexercisable SARs expiring on February 11, 2030, vest as follows: 3,608 on February 11, 2022, and 3,608 on February 11, 2023; his 48,937 SARs expiring on February 16, 2031 vest as follows: 16,313 on February 16, 2022; 16,312 on February 16, 2023; and 16,312 on February 16, 2024.

For Mr. Parks, his 10,962 unexerciseabe SARs expiring on February 16, 2031 vest as follows: 3,654 on February 16, 2022; 3,654 on February 16, 2023; and 3,654 on February 16, 2024.

Page 36	2022 Proxy Statement

For Mr. Anderson, his 3,482 unexercisable SARs expiring on February 28, 2029 vested on February 28, 2022. His 4,245 unexercisable SARs expiring February 11, 2030, vest as follows: 2,123 on February 11, 2022; and 2,122 on February 11, 2023. His 8,121 unexerciseable SARs expiring February 16, 2031 vest as follows: 2,707 on February 16, 2022; 2,707 on February 16, 2023; and 2,707 on February 16, 2024.

For Mr. Chand, his 3,193 unexercisable SARs expiring on February 28, 2029 vested on February 28, 2022. His 6,198 unexercisable SARs expiring February 11, 2030, vest as follows: 3,099 on February 11, 2022; and 3,099 on February 11, 2023. His 13,121 unexerciseable SARs expiring on February 16, 2031, vest as follows: 4,374 on February 16, 2022; 4,374 on February 16, 2023; and 4,373 on February 16, 2024.

For Mr. Mehrotra, his 5,593 unexercisable SAR’s expiring on February 16, 2031 vest as follows: 1,865 on February 16, 2022; 1,864 on February 16, 2023; and 1,864 on February 16, 2024.

(4)	The exercise price of SAR awards granted is the closing price of Belden shares on the grant date.
(5)

On each of February 28, 2019, February 11, 2020, and February 16, 2021, the NEOs were granted PSUs. Each tranche of PSUs carries a three year measurement period. Based on the Company’s performance during this period on total stockholder return relative to the S&P 1500 Industrials Index, weighted 50%, and on consolidated free cash flow, weighted 50%, a conversion factor from 0 to 2.0 will be generated. If the conversion factor is greater than 0, the PSUs will be converted to a whole number of shares and delivered to the NEOs upon conversion.

Mr. Vestjens’ 5,485 PSUs were reviewed by the Compensation Committee on February 22, 2022 and, based on the conversion ratio, they converted to 5,540 shares. His 7,857 PSUs will be reviewed at the first quarter 2023 Compensation Committee meeting. His 17,847 Supplemental Incentive Plan PSUs were reviewed by the Compensation Committee and converted to zero RSUs. His 17,847 Supplemental Incentive Plan RSUs vest as described in the discussion of the Supplemental Incentive Plan above. His 40,147 PSUs will be reviewed at the first quarter 2024 Compensation Committee meeting. His 3,939 RSUs will vest on February 11, 2023. His 4,813 RSUs will vest as follows: 2,407 on July 1, 2022, and 2,406 on July 1, 2023.  His 20,073 RSUs will vest on February 16, 2024.

Mr. Parks’ 8,993 PSUs will be reviewed by the Compensation Committee at its first quarter 2024 Compensation Committee meeting. His 4,496 RSUs will vest on February 16, 2024. His 11,217 RSUs will vest as follows: 3,739 on February 17, 2022; 3,739 on February 17, 2023; and 3,739 on February 17, 2024.

Mr. Anderson’s 3,860 PSUs were reviewed by the Compensation Committee on February 22, 2022 and, based on the conversion ratio, they converted to 3,898 shares. His 4,622 PSUs will be reviewed at the first quarter 2023 Compensation Committee meeting. His 11,039 Supplemental Incentive Plan PSUs and 11,039 Supplemental Incentive Plan RSUs vest as described in the discussion of the Supplemental Incentive Plan above. His 6,662 PSUs granted on February 16, 2021 will be reviewed at the first quarter 2024 Compensation Committee meeting. His 2,311 RSUs will vest on February 11, 2023. His 1,530 RSUs will vest as follows: 765 on July 1, 2022, and 765 on July 1, 2023. Mr. Anderson was also granted 3,011 RSUs upon the successful divestiture of the Company’s Live Media business on July 2, 2020 that will vest on July 2, 2023. His 3,331 RSUs will vest on February 16, 2024.

Mr. Chand’s 6,748 PSUs will be reviewed at the first quarter 2023 Compensation Committee meeting. His 10,764 PSUs will be reviewed at the first quarter 2024 compensation committee meeting. His 1,289 RSUs granted on February 24. 2019 vested on February 24, 2022. His 1,289 RSUs will vest on February 28, 2022. His 3,374 restricted stock units granted on February 11, 2020 will vest on February 11, 2023. His 5,382 RSUs will vest on February 16, 2024. His 2,1,928 RSUs will vest as follows: 964 on July 1, 2022; and 964 on July 1, 2023. His 22,428 Supplemental Incitive Plan PSUs and 22,428 Supplemental Incitive Plan RSUs will vest as described in the discussion of the Supplemental Incentive Plan above.

Mr. Mehrotra’s 4,588 PSUs will be reviewed at the first quarter 2024 Compensation Committee meeting. His 18,140 RSUs will vest as follows: 6,046 on January 14, 2022; 6,045 on January 14, 2023; and 6,045 on January 14, 2024. His 2,294 RSUs will vest on February 16, 2024.

(6)

The market value represents the product of the number of shares and the closing market price of Belden shares on December 31, 2021 ($65.73). The value of PSU awards assumes a conversion at a 1.0 ratio.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of			Value Realized
	Shares Acquired	Value Realized on	Number of Shares	on
	on Exercise	Exercise	Acquired on Vesting	Vesting(1)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Roel Vestjens	169	12,810(2)	2,407	122,877
Jeremy Parks	—	—	—	—
Henk Derksen	5,028	331,347(3)	25,243	1,456,521
Brian Anderson	241	15,685	766	39,104
Ashish Chand	—	—	1,800	87,027
Anshu Mehrotra	—	—	—	—

(1)

The dates on which the executive officers had stock awards vest and the applicable fair market values on those days are as follows: March 1, 2021 - $45.23, July 1, 2021 - $51.05, and September 14, 2021 - $57.70.  When the vesting date falls on a trading day, the fair market value is the average of the high and low trading prices of Belden shares on that day.  When the vesting date falls on a non-trading day, the fair market value is the average of (a) the average of the high and low trading prices of Belden shares on the trading day immediately preceding the vesting date and (b) the average of the high and low trading prices of Belden shares on the trading day immediately following the vesting date.  The number of RSUs that vested were

2022 Proxy Statement	Page 37

as follows: Mr. Vestjens – 2,407 RSUs on July 1, 2021; Mr. Derksen – 25,243 RSUs on September 14, 2021; Mr. Anderson 766 RSUs on July 1, 2021; and Mr. Chand - 836 RSUs on March 1, 2021, and 964 RSUs on July 1, 2021.  Giving effect to the actual tax withholding that occurred, Mr. Vestjens acquired 1,329 shares on July 6, 2021; Mr. Derksen acquired 14,643 shares on September 16, 2021; Mr. Anderson acquired  538 shares on July 6, 2021;  and Mr. Chand acquired 404 shares on March 4, 2021 and 630 shares on July 6, 2021.

(2)	During 2021, Mr. Vestjens exercised the following SARs and retained the resulting shares:

Date	Number of SARS	Market Price	Exercise Price	Pre-tax proceeds	Resulting shares	Value at 12/31/21
08/05/2021	980	$52.901	$39.83	$12,809.58	169	$11,108
(3)	During 2021, Mr. Derksen exercised the following SARs, resulting in the receipt of the resulting shares:

Date	Number of SARS	Market Price	Exercise Price	Pre-tax proceeds	Resulting shares	Value at 12/31/21
03/01/2021	10,230	$45.695	$35.83	$100,919	1,551	$101,947
03/19/2021	3,100	$45.449	$28.76	$51,734	798	$52,453
03/19/2021	24,810	$45.449	$39.83	$139,395	2,153	$141,517
06/02/2021	15,234	$51.475	$50.01	$22,318	304	$19,982
06/03/2021	3,821	$51.805	$51.14	$2,541	34	$2,235
06/07/2021	16,409	$53.770	$52.89	$14,440	188	$12,357
(4)	During 2021, Mr. Anderson exercised the following SARs and retained the resulting shares:

Date	Number of SARS	Market Price	Exercise Price	Pre-tax proceeds	Resulting shares	Value at 12/31/21
03/01/2021	1,590	$45.695	$35.83	$15,685.35	241	$15,841

PENSION BENEFITS

Present Value of
		Number of Years	Accumulated	Payments During
		Credited Service	Benefit(2)	Last Fiscal Year
Name	Plan Name(1)	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

Roel Vestjens	Pension Plan	—	—	—
	Excess Plan		—	—
Jeremy Parks	Pension Plan	12.4	309,626	—
	Excess Plan		—	—
Henk Derksen	Pension Plan	11.0	571,803	—
	Excess Plan		423,878	—
Brian Anderson	Pension Plan	13.6	363,019	—
	Excess Plan		154,654	—
Ashish Chand	Pension Plan	—	—	—
	Excess Plan		—	—
Anshu Mehrotra	Pension Plan	—	—	—
	Excess Plan		—	—

(1)

Mr. Anderson participates in the Belden Wire & Cable Company Pension Plan (“Pension Plan”) and the Belden Wire & Cable Company Supplemental Excess Defined Benefit Plan (“Excess Plan”). Mr. Derksen participated in the Pension Plan and Excess Plan prior to his separation from the Company in 2021. Mr. Parks participated in the Pension Plan and Excess Plan prior to his separation from the Company in 2020. He is not eligible to participate in the plan following his return to the Company in 2021 because the Plans are closed to new participants. Mr. Mehrotra does not participate in the plans because he joined the Company after the plans were closed to new participants in 2010. Mr. Vestjens and Mr. Chand do not participate in the plans because they relocated to the U.S. after the Plans were closed to new participants in 2010. The Pension Plan is a cash balance plan. The account of each participant increases on an annual basis by 4% of the participant’s eligible compensation up to the Social Security wage limit

Page 38	2022 Proxy Statement

($142,800 for 2021) and by 8% of the participant’s eligible compensation in excess of the Social Security wage limit up to the limit on compensation that may be taken into account by a plan qualified under the Internal Revenue Code ($290,000 for 2021). The Excess Plan provides the benefit to the participant that would have been available under the Pension Plan if there were not a limit on compensation that may be taken into account by a plan qualified under the Internal Revenue Code. In general, eligible compensation for a participant includes base salary plus any amount earned under the annual cash incentive plan. Upon retirement, participants in the Pension Plan may elect a lump sum distribution or a variety of annuity options. Upon retirement, participants in the Excess Plan will receive a lump sum distribution.

(2)	The computation of the value of accumulated benefit for each individual incorporates a 2.62% discount rate, an interest credit rate of 3.50%, and an expected retirement age of 65.

NONQUALIFIED DEFERRED COMPENSATION(1)

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last
Name	($)	($)	($)	($)	FYE ($)

(a)	(b)	(c)	(d)	(e)	(f)
Roel Vestjens	78,668	60,576	5,664	—	392,786
Jeremy Parks	—	—	97	34,618	—
Henk Derksen	10,952	9,789	10,213	—	614,727
Brian Anderson	58,568	18,375	3,108	—	215,935
Ashish Chand	10,157	9,193	53	—	19,403
Anshu Mehrotra	18,500	4,200	71	—	22,771

(1)

Each of Messrs. Vestjens, Parks, Anderson, Chand and Mehrotra participates in the Belden Supplemental Excess Defined Contribution Plan. Mr. Derksen participated in the Belden Supplemental Excess Defined Contribution Plan prior to his separation from the Company. Amounts reflected in column (c), but not those in column (d), have been reflected in column (i) of the Summary Compensation Table.

EMPLOYMENT, SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

Each of the Company’s named executive officers participates in the Belden Inc. Executive Severance Program. The Compensation Committee (with the assistance of Meridian and management) annually reviews the key provisions of the Executive Severance Program to ensure it is competitive, based on peer group and market survey data.

Amounts payable in the event of each NEO’s separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Belden Executive Severance Program provides for the potential payment of severance and other benefits upon certain terminations of employment. In addition, pursuant to the terms of the Company’s equity incentive plans, upon certain termination events, each executive will be entitled to acceleration of his outstanding and unvested equity awards.

Termination not for cause not in connection with a change in control

Pursuant to the Severance Program and the terms of the Company’s equity incentive plans, in the event a named executive officer is terminated without “cause,” as defined below, the executive will be entitled to receive:

•	severance payments equal to the sum of the officer’s current base salary plus his annual target bonus, payable in equal semi-monthly installments over a twelve-month period;
•

if the executive is the Company’s Chief Executive Officer, severance payments equal to the sum of the officer’s current base salary plus his target bonus, multiplied by 1.5, payable in equal semi-monthly installments over an eighteen-month  period;

•

any unpaid bonus earned with respect to the portion of the current fiscal year completed as of the date of termination based on the actual performance under the applicable annual cash incentive plan, payable when awards are generally paid for senior executives for such year; and

•

a lump sum payment equal to the full monthly premium (i.e., the executive’s and the Company’s) for coverage under the Company group health care plan (including group dental and vision coverage) based on the executive’s coverage elections in effect immediate prior to the termination multiplied by 12 (or, in the case of the Company’s Chief Executive Officer, multiplied by 18).

2022 Proxy Statement	Page 39

Pursuant to the Severance Program, “cause” is defined to include:

•	willful and continued failure to perform his duties following appropriate opportunities to cure the deficiencies;
•	conviction or plea of nolo contendere of a felony or engagement in a dishonest act, misappropriation of funds, embezzlement, criminal conduct or common law fraud;
•	material violation of the Company’s Code of Conduct; and
•

engagement in an act that materially damages or materially prejudices the Company or its affiliates or the officer’s engagement in activities materially damaging to the property, business or reputation of the Company or its affiliates.

Termination not for cause by the Company or for good reason by the officer after a change in control

The Severance Program provides that if, within two years following a “change in control,” as defined below, the officer is terminated without cause or resigns for “good reason,” the officer will be entitled to receive:

•	any unpaid annual cash incentive award earned with respect to any fiscal year ending on or preceding the date of termination, payable when awards are paid generally to senior executives for such year;
•

A pro-rated annual cash incentive for the fiscal year in which the termination occurs, the amount of which shall be based on target performance and a fraction, the numerator of which is the number of days elapsed during the performance year through the date of termination and the denominator of which is 365;

•

a lump sum severance payment payable at the time provided by Section 4.02(e) in the aggregate amount equal to the product of (A) the sum of (1) the Participant’s highest base salary during the time between the change of control and the date that is two years following the change of control plus (2) the executive’s annual target cash incentive award for the year in which the termination occurs multiplied by (B) two (2);

•

a lump sum payment equal to the full monthly premium (i.e., the executive’s and the Company’s) for coverage under the Company group health care plan (including group dental and vision coverage) based on the executive’s coverage elections in effect immediate prior to the termination multiplied by 24;

•	unvested PSUs convert to RSUs at a 1.00 conversion ratio at the time of the “change in control;” and
•	unvested equity awards vest upon the termination following the “change in control”.

A “change in control” of the Company generally will occur when a person acquires more than 50% of the outstanding shares of the Company’s stock or a majority of the Board consists of individuals who were not approved by the Board. Upon a change in control in the Company, the named executive officers will have the right for a period of two years to leave the Company for “good reason” and receive the amounts set out above should the scope of their employment with the Company “negatively and materially” change.

Death/Disability

The Company provides long-term disability coverage and life insurance coverage for the executive officers on terms consistent with and generally available to all salaried employees. Upon the officer’s death or disability, the officer, or the officer’s heirs will be entitled to receive:

•

Any unpaid cash incentive award earned with respect to any fiscal year ending on or preceding the date of termination, payable when annual cash incentives are paid generally to senior executives for such year;

•

A pro-rated annual cash incentive award for the fiscal year in which such termination occurs, the amount of which shall be based on actual performance under the applicable annual cash incentive plan and a fraction, the numerator of which is the number of days elapsed during the performance year through the date of termination and the denominator of which is 365, which pro-rated cash incentive award shall be paid when awards are paid generally to senior executives for such year;

•	Any unvested equity awards will vest immediately;
•

The pro rata portion of PSUs related to the amount of time the employee was employed during the measuring period will convert to shares of Company common stock when awards are converted generally for such year;

•

Any disability insurance benefits, or life insurance proceeds, as the case may be, as may be provided under the Company plans in which the Participant participates immediately prior to such termination;

Retirement

Under the Company’s equity plans, an employee who has reached the age of 65 or has reached the age of 55 with ten years of service with the Company can voluntarily retire from the Company with the result that all unvested equity awards that were granted at least one year prior to the retirement date (with certain limited exceptions) shall immediately vest in full and any options or stock appreciation rights are eligible for exercise for the shorter of three years or the original term of the award. As of December 31, 2021, none of the Company’s NEOs were eligible for retirement.

Page 40	2022 Proxy Statement

Estimate of Payments

The estimated payments owed to each officer upon the various termination events are based on the following assumptions and/or exclusions:

•

it is assumed that each triggering event occurred on December 31, 2021 and that the value of our common stock was the closing market price of our stock on the last trading day prior to December 31, 2021, $65.73 (in the case of Termination not for cause by the Company or for good reason by the officer after a change in control, it is assumed that the change in control and the termination both occurred on December 31, 2021);

•

the payments do not include any amounts earned and owed to the officer as of the termination date, such as salary earned to date, unreimbursed expenses or benefits generally available to all employees of the Company on a non-discriminatory basis (the 2021 Non-Equity Incentive Plan Compensation is included based on the technical requirement that an employee must be employed on January 1, 2022 to earn the 2021 bonus. The Severance Program would entitle them to receive the 2021 bonus even if termination occurred on December 31, 2021); and

•

the payments include only additional benefits that result from termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan. See “Outstanding Equity Awards at Fiscal Year-End”, “Pension Benefits” and “Nonqualified Deferred Compensation.”

2022 Proxy Statement	Page 41

			Accelerated Vesting
		2021 Non-	of Equity Value
		Equity		Stock	Welfare	Excise Tax
	Aggregate	Incentive Plan	Restricted	Options/	Benefits	Gross-up
	Severance	Compensation	Stock Units	SARs	Continuation	Payment	Total
Name	($)	($)	($)	($)	($)	($)	($)

Roel Vestjens
Termination not for cause not in connection with a change in control	2,716,875	1,996,313	—	—	27,742	—	4,740,930
Termination not for cause by the Company or for good reason by the officer after a change in control	3,622,500	1,996,313	6,603,341	1,133,861	35,404	—	13,391,419
Death/Disability	—	1,996,313	6,603,341	1,133,861	—		9,733,515
Retirement	—	—	—	—	—	—	—
Jeremy Parks
Termination not for cause not in connection with a change in control	833,000	735,735	—	—	18,495	—	1,587,230
Termination not for cause by the Company or for good reason by the officer after a change in control	1,666,000	735,735	1,627,068	226,036	36,989	—	4,291,828
Death/Disability	—	735,735	1,627,068	226,036	—	—	2,588,839
Retirement	—		—	—	—	—	—
Brian Anderson
Termination not for cause not in connection with a change in control	748,000	720,720	—	—	18,495	—	1,487,215
Termination not for cause by the Company or for good reason by the officer after a change in control	1,496,000	720,720	3,124,955	243,109	36,989	—	5,621,773
Death/Disability	—	720,720	3,124,955	243,109	—	—	4,088,784
Retirement	—	—		—	—	—	—
Ashish Chand
Termination not for cause not in connection with a change in control	877,415	865,219	—	—	18,495	—	1,761,129
Termination not for cause by the Company or for good reason by the officer after a change in control	1,754,830	865,219	4,892,455	373,564	36,989	—	7,923,057
Death/Disability	—	258,342	4,892,455	373,564	—	—	5,524,361
Retirement	—	—	—	—	—	—	—
Anshu Mehrotra
Termination not for cause not in connection with a change in control	680,000	655,200	—	—	18,417	—	1,353,617
Termination not for cause by the Company or for good reason by the officer after a change in control	1,360,000	655,200	1,648,783	115,328	36,833	—	3,816,144
Death/Disability	—	655,200	1,648,783	115,328	—	—	2,419,311
Retirement	—	—	—	—	—	—	—

Page 42	2022 Proxy Statement

ITEM III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”).

We encourage stockholders to review the Compensation Discussion and Analysis on pages 18 to 31 and the tabular disclosure that follows it. We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our stockholders. Our executive compensation philosophy is based on the belief that the compensation of our employees should be set at levels that allow us to attract and retain employees who are committed to achieving high performance and who demonstrate the ability to do so. We seek to provide an executive compensation package that is driven by our overall financial performance, our increased stockholder value, the success of areas of our business directly impacted by the executive’s performance, and the performance of the individual executive. We view our compensation program as a strategic tool that supports the successful execution of our business strategy and reinforces a performance-based culture. The Company employs an executive compensation program for our senior executives that emphasizes long-term compensation over short-term, with a significant portion weighted toward equity awards. This approach strongly aligns our senior executive compensation with that of our stockholders. We believe that there is a direct correlation between the performance of Belden and the compensation our senior executives receive. We also believe that our annual compensation disclosure is reflective of this correlation and is transparent and helpful to stockholders.

The Say-on-Pay resolution discussed below gives stockholders the opportunity to endorse or not endorse the compensation that we pay to our named executive officers by voting to approve or not approve such compensation as described in this proxy statement.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BELDEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

2022 Proxy Statement	Page 43

OWNERSHIP INFORMATION

EQUITY COMPENSATION PLAN INFORMATION ON DECEMBER 31, 2021

	A	B	C
Number of Securities
Remaining Available for
	Number of		Future Issuance Under
	Securities to be	Weighted	Equity Compensation
	Issued Upon	Average Exercise	Plans (Excluding
	Exercise of	Price of	Securities
Plan Category	Outstanding Options	Outstanding Options	Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	1,243,946	$63.18	3,239,782.15
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	1,243,946	$63.18	3,239,782.15

(1)

Consists of the Belden Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”); and the Belden Inc. 2021 Long Term Incentive Plan (the “2021 Plan”). The 2011 Plan has expired, but stock appreciation rights remain outstanding under the plan.

(2)

Consists of 1,243,946 shares under the 2011 Plan; and zero shares under the 2021 Plan. All of these shares pertain to outstanding stock appreciation rights (“SARs”). Because the issued shares resulting from SAR exercises only represent the share appreciation between the grant date and exercise date, after any applicable tax withholding, SARs are much less dilutive to our stockholders than stock options.

(3)

Consists of 3,239,782.15 shares under the 2021 Plan. Pursuant to the flexible share authorization nature of the 2021 Plan, full-value awards (e.g., restricted stock units (“RSUs”), performance stock units (“PSUs”), other stock-based awards) count against the share authorization at a rate of 1.73 to 1 for awards granted or converted, as the case may be. Stock options, SARs and other non-full-value awards count against the share authorization at a rate of 1 to 1. We subtract awards from the share reserve at the time of grant (or at the time of conversion into RSUs or shares in the case of PSUs), as opposed to the time of share issuance, as we feel this gives us a more accurate picture of our remaining reserve. Awards canceled prior to vesting or exercise, as the case may be, are added back to the reserve in accordance with the 2021 Plan document.

Section 16(a) Delinquent Section 16(a) Reports

Based upon a review of filings with the Securities and Exchange Commission and other reports submitted by our directors and officers, we believe that all of our directors and executive officers complied during 2021 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except that a Form 4 filing made on behalf of Steven Berglund was completed late on June 1, 2021, due to a technical error.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of Belden common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table below and the directors and executive officers as a group. Except as otherwise noted, all information is as of March 29, 2022.

Page 44	2022 Proxy Statement

BENEFICIAL OWNERSHIP TABLE OF DIRECTORS, NOMINEES AND
EXECUTIVE OFFICERS

Name	Number of Shares	Acquirable Within	Percent of Class
	Beneficially Owned(1)(2)(3)(4)(5)	60 Days(6)	Outstanding(7)
David Aldrich	52,070	—	*
Brian Anderson	32,549	45,491	*
Lance Balk(8)	111,991	—	*
Steven W. Berglund	23,808	—	*
Diane D. Brink	16,128	—	*
Judy L. Brown	25,068	—	*
Nancy Calderon	6,055	—	*
Ashish Chand	46,243	26,319	*
Bryan C. Cressey	202,689	—	*
Jonathan Klein	13,398	—	*
Gregory McCray	2,500	—	*
George Minnich(9)	37,896	—	*
Anshu Mehrotra	20,705	1,865	*
Jeremy Parks	24,212	3,654	*
Roel Vestjens	66,859	94,200	*
All directors and executive officers as a group (17 persons) (10)	697,047	185,322	1.06%

*	Less than one percent
(1)	The number of shares includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.
(2)

For Ms. Calderon, the number of shares includes 1,666 unvested RSUs from her date of appointment to the Board in May, 2020. For Mr. McCray, the number of shares includes 2,500 unvested RSUs from his date of appointment to the Board in February 2022. For each of Mses. Brink, Brown and Calderon, and Messrs. Balk, Berglund, Cressey, Klein, and Minnich, the number of shares includes 2,810 unvested RSUs awarded to them in May 2021. For Mr. Aldrich, the number of shares includes 3,782 unvested RSUs awarded to him in May 2021. For each of Messrs. Aldrich, Balk and Minnich, the number of shares includes awards, the receipt of which has been deferred pursuant to the 2004 Belden Inc. Non-Employee Director Deferred Compensation Plan as follows: Mr. Aldrich – 1,489; Mr. Balk – 20,916; and Mr. Minnich – 9,309.

(3)

For Mr. Vestjens, the number of shares includes 17,847 unvested RSUs granted in May 2018 in connection with the Supplemental Incentive Plan, 3,929 unvested RSUs granted in February 2020, 20,073 unvested RSUs granted in February 2021, and 16,592 unvested RSUs granted in February 2022. For Mr. Parks, the number of shares includes 11,973 unvested RSUs granted in February 2021 and 3,610 unvested RSUs granted in February 2022. For Mr. Anderson, the number of shares includes 11,039 unvested RSUs granted in May 2019 in connection with the Supplemental Incentive Plan, 2,311 unvested RSUs granted in February 2020, 3,011 unvested RSUs granted in July 2020 upon the successful completion of the Live Media business divestiture, 3,331 unvested RSUs granted in February 2021, and 2,431 unvested RSUs granted in February 2022. For Mr. Chand, the number of shares includes 3,374 unvested RSUs granted in February 2020, and 5,382 unvested RSUs granted in February 2021, 22,428 unvested RSUs granted in August 2021 in connection with the Supplemental Incentive Plan, and 4,825 unvested RSUs granted in February 2022. For Mr. Mehrotra, the number of shares includes 12,093 unvested RSUs granted in February 2019, 2,294 unvested RSUs granted in February 2021, and 1,842 unvested RSUs granted in February 2022.

(4)

For each of the Directors and Executive Officers who served in such positions as of July 1, 2020, the number of shares includes unvested RSUs granted to them on July 1, 2020 in place of cash compensation, as follows: Mr. Aldrich - 741; Mr. Anderson – 1,530; Mr. Balk - 612; Mr. Berglund - 567; Ms. Brink - 522; Ms. Brown - 612; Ms. Calderon - 496; Mr. Chand – 1,928; Mr. Cressey - 612; Mr. Klein - 567; Mr. Minnich - 654; and Mr. Vestjens – 4,813.

(5)

For each of Messrs. Anderson, Mehrotra, Parks, and Vestjens, the number of shares includes shares of Belden Common Stock held in a 401(k) account pursuant to the terms of Belden's 401(k) employee contribution matching program. They hold the following numbers of shares in a 401(k) account: Mr. Anderson – 308; Mr. Chand – 387; Mr. Mehrotra – 276; Mr. Parks – 346; Mr. Vestjens – 318.

(6)

Reflects the number of shares that could be purchased by exercise of stock options and the number of SARs that are exercisable at March 29, 2022, or within 60 days thereafter, under the Company’s long-term incentive plans. Upon exercise of a SAR, the holder would receive the difference between the market price of Belden shares on the date of exercise and the exercise price paid in the form of Belden shares. This column includes stock options and SARs that are exercisable without regard to whether the current market price of Belden common stock is greater than the applicable exercise price.

(7)

Represents the total of the “Number of Shares Beneficially Owned” column (excluding RSUs, which do not have voting rights before vesting) divided by the number of shares outstanding at March 29, 2022 – 44,226,716.

(8)	Includes 2,400 shares held in trust for spouse and children and 34,380 shares held in a grantor retained annuity trust.
(9)	Includes 18,577 shares held in a family LLC.
(10)	Henk Derksen is no longer an employee or affiliate of Belden Inc. As a result, he has been omitted from this table and the related calculation of director and officer ownership.
2022 Proxy Statement	Page 45

BENEFICIAL OWNERSHIP TABLE OF STOCKHOLDERS OWNING MORE THAN FIVE PERCENT

The following table shows information regarding those stockholders known to the Company to beneficially own more than 5% of the outstanding Belden shares as of December 31, 2021.

Name and Address of Beneficial Owner	Amount and Nature of	Percent of Outstanding
	Beneficial Ownership	Common Stock(1)
BlackRock, Inc.	4,951,374(2)	11.01%
55 East 52nd Street
New York, NY 10022
The Vanguard Group	4,350,151(3)	9.67%
100 Vanguard Boulevard
Malvern, PA 19355
T. Rowe Price Associates, Inc.	3,579,702(4)	7.96%
100 E. Pratt Street
Baltimore, MD 21202
AllianceBernstein LP	2,357,884(5)	5.24%
1345 Avenue of the Americas
New York, NY 10055

(1)	Based on 44,975,211 shares outstanding on December 31, 2021.
(2)	Information based on Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 27, 2022, reporting sole voting power over 4,864,807 shares and sole dispositive power over 4,951,374 shares.
(3)

Information based on Schedule 13G/A filed with the SEC by the Vanguard Group on February 9, 2022, reporting shared voting power over 37,159 shares, sole dispositive power over 4,274,304 shares, and shared dipositive power over 75,847 shares.

(4)

Information based on a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. on February 14, 2022, reporting sole voting power over 1,280,384 shares and sole dispositive power over 3,579,702 shares.

(5)

Information based on Schedule 13G/A filed with the SEC by AllianceBernstein LP on February 14, 2022, reporting sole voting power over 2,013,161 shares, sole dispositive power over 2,310,632 shares, and shared dispositive power over 47,252 shares.

Page 46	2022 Proxy Statement

OTHER MATTERS

The Company knows of no other matters that will be brought before the annual meeting. If other matters are introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

FREQUENTLY ASKED QUESTIONS

Q:   Why am I receiving these materials?

A:   The Board of Directors (the “Board”) of Belden Inc. (sometimes referred to as the “Company” or “Belden”) is providing these proxy materials to you in connection with the solicitation of proxies by Belden on behalf of the Board for the 2022 annual meeting of stockholders which will take place on May 25, 2022. This proxy statement includes information about the issues to be voted on at the meeting. You are invited to attend the meeting virtually and we request that you vote on the proposals described in this proxy statement.

Q:   Why am I being asked to review materials online?

A:   Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We began mailing the Notice of Internet Availability of Proxy Materials to stockholders on April 7, 2022.

Q:   Who is qualified to vote?

A:   You are qualified to receive notice of and to vote at the annual meeting if you owned shares of common stock of the Company at the close of business on our record date of March 29, 2022. On the record date, there were 44,226,716 shares of Belden common stock outstanding.

Each share is entitled to one vote on each matter properly brought before the annual meeting.

Q:   What information is available for review?

A:   The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10‑K, is also available on-line. The Form 10‑K includes our 2021 audited financial statements with notes and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Q:   What matters will be voted on at the meeting?

A:   Three matters will be voted on at the meeting:

(1)   the election of the ten directors nominated by the Board, each for a term of one year;

(2)   the ratification of the appointment of Ernst & Young as the Company’s independent registered public accountant for 2022; and

(3)   an advisory vote on executive compensation for 2021.

Q:   What are Belden’s voting recommendations?

A:   Our Board of Directors recommends that you vote your shares:

(1)   FOR the Company’s slate of directors;

(2)   FOR the ratification of Ernst & Young; and

(3)   FOR the approval of the Company’s executive compensation.

2022 Proxy Statement	Page 47

Q:   What shares owned by me can be voted?

A:   All shares owned by you as of March 29, 2022, the record date, may be voted by you. These shares include those (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:   What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:   Some Belden stockholders hold their shares through a stock broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Belden’s transfer agent, American Stock Transfer & Trust Company, you are considered (with respect to those shares) the stockholder of record and the Notice of Internet Availability of Proxy Materials is being sent directly to you by Belden. As the stockholder of record, you have the right to grant your voting proxy directly to Belden or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, the name of your stock broker, bank, or other nominee) and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting.

Q:   How can I vote my shares in person at the meeting?

A:   Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring proof of identification.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you decide later not to attend the meeting.

Q:   How can I vote my shares without attending the meeting?

A:   Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. You will be able to do this over the Internet by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request a full delivery of the proxy materials, a proxy card will be included that will contain instructions on how to vote by telephone or mail in addition to the Internet.

Q:   Can I change my vote?

A:   You may change your proxy or voting instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:   What class of shares is entitled to be voted?

A:   Each share of our common stock outstanding as of the close of business on March 29, 2022, the record date, is entitled to one vote at the annual meeting.

Q: What about shares held pursuant to a Belden 401(k) or other benefit plan?

A: If you are a participant in the Belden Retirement Savings Plan or Tripwire Inc. 401(k) Plan and hold shares of Belden Inc. common stock pursuant to either plan, you will receive a proxy card associated with such shares from the plan administrator in addition to a proxy card from any other custodian through which you hold shares. To allow sufficient time for the Belden Retirement Savings Plan or Tripwire Inc. 401(k) Plan Trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern time on May 22, 2022. If the trustee does not receive your instructions by that date, the trustee will not vote your shares.

Q:   What is the quorum requirement for the meeting?

A:   The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to vote. The shares may be present in person or represented by proxy at the meeting. Both abstentions and withheld votes are counted as present for the purpose of determining the presence of a quorum for the meeting.

Page 48	2022 Proxy Statement

Q:   What are the voting requirements to approve the proposals and how are votes withheld, abstentions and broker non-votes treated?

A:   The following table describes the voting requirements and treatment of votes withheld, abstentions, and broker non-votes for each proposal:

Proposal	Voting Requirement	Tabulation Treatment
		Votes Withheld/Abstentions	Broker Non-Votes
Election of Directors	Majority of votes cast for or against a particular director*	Present for quorum purposes; not counted in determining whether a director has received more votes cast for his or her election to the board than against	Not present for quorum purposes; brokers do not have discretion to vote non-votes in favor of directors
Ratification of Ernst & Young	No requirement; not binding on company	The Board of Directors will consider the number of abstentions in its analysis of the results of the advisory vote	Count as present for quorum purposes; brokers have discretion to vote non-votes in favor of ratification
Advisory vote on executive compensation	No requirement; not binding on company	The Board of Directors will consider the number of abstentions in its analysis of the results of the advisory vote	Not present for quorum purposes; brokers do not have discretion to vote non-votes in favor of compensation matters

*

The Company’s bylaws, as amended, provide that, in an uncontested election, a director must receive more votes “for” than votes “against” to be elected to the Board. An incumbent director that fails to receive such a majority shall tender his or her resignation, which will be considered by the Board’s Nominating and Corporate Governance Committee.

Q:   Where can I find the voting results of the meeting?

A:   We will announce preliminary voting results at the meeting and publish final results in a report on Form 8‑K within four business days of the date on which our meeting ends.

Q:   What happens if additional proposals are presented at the meeting?

A:   Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Brian E. Anderson, the Company’s Senior Vice President–Legal, General Counsel and Corporate Secretary, and Nicholas E. Eckelkamp, the Company’s Vice President, Assistant General Counsel and Assistant Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:   Who will count the votes?

A:   A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and will act as the inspector of election.

Q:   Is my vote confidential?

A:   Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Belden or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Belden management.

Q:   Who will bear the cost of soliciting votes for the meeting?

A:   Belden has retained Alliance Advisors LLC to act as proxy solicitor for the annual meeting and to provide other advisory services throughout the year. Belden will bear the cost of this arrangement, which amounts to $7,000 annually. Upon request, the Company will reimburse brokers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Company’s common stock.

2022 Proxy Statement	Page 49

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

You may submit proposals for consideration at future stockholder meetings, including director nominations.

Stockholder Proposals: To be included in the Company’s proxy statement and form of proxy for the 2023 annual meeting, a stockholder proposal must, in addition to satisfying the other requirements of the Company’s bylaws and the SEC’s rules and regulations, be received at the Company’s principal executive offices by December 8, 2022. If you want the Company to consider a proposal at the 2023 annual meeting that will not be included in the Company’s proxy statement, among other things, the Company’s bylaws require that you notify our Board of your proposal no earlier than January 25, 2023 and no later than February 24, 2023.

Nomination of Director Candidates: The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such nominations are submitted to the Company prior to the deadline for proposals to be included in future proxy statements as noted in the above paragraph. To have a candidate considered by the Committee, a stockholder must submit the recommendation in writing and must include the following information:

•

The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned (whether direct ownership or derivative ownership) and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of Belden, the candidate’s ownership interest in the Company (if any), a description of any arrangements between the candidate and the nominating stockholder, and the person’s consent to be named as a director if selected by the Committee and nominated by the Board.

In considering candidates submitted by stockholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. The Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and Belden. The Committee also seeks to have the Board represent a diversity of backgrounds and experience.

The Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Committee will request information from the candidate, review the person’s accomplishments and qualifications, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Page 50	2022 Proxy Statement

APPENDIX I

The performance factors applicable to the NEOs, along with the respective threshold, target and actual performance levels and the respective financial factor scores, are illustrated below (numbers other than working capital turns are shown in thousands):

	2021 ACIP
Category	Threshold	Target	Maximum	Actual	Score
Consolidated Net Income from Continuing Operations ($)	119,000	149,000	164,000	218,000	2.00
Consolidated EBITDA ($)	263,000	292,000	307,000	377,000	2.00
Consolidated Revenues ($)	1,877,000	2,040,000	2,203,000	2,319,000	2.00
Consolidated Operating Working Capital Turns	5.9	6.4	6.9	6.8	1.80
Industrial Automation EBITDA ($)	159,000	198,000	218,000	287,000	2.00
Industrial Automation Revenues ($)	953,000	1,036,000	1,118,000	1,193,000	2.00
Industrial Automation Inventory Turns	4.9	5.4	5.9	5.3	0.90

Performance Factor Definitions

“Net Income from Continuing Operations” is consolidated revenues, less cost of sales, less selling, general and administrative expenses (“SG&A”), less interest expense, plus interest income, plus other income, less other expense, less tax expense, and less any loss from discontinued operations.

“EBITDA” is GAAP operating income, adjusted in a manner consistent with the Company’s use of Adjusted EBITDA in its periodic filings on Forms 10‑K, 10‑Q and 8‑K, whether on a consolidated basis or of the applicable business platform.

“Revenue” is revenue, adjusted in a manner consistent with the Company’s use of Adjusted Revenue in its periodic filings on Forms 10‑K, 10‑Q and 8‑K, whether on a consolidated basis or with respect to the applicable business platform.

“Operating Working Capital Turns”, whether on a consolidated basis or with respect to the applicable business platform, are based on a monthly average of working capital turns during the applicable performance period and for each individual month were computed based on a ratio calculated at the end of the month of (i) annualized actual cost of goods sold for the prior two months and the current month to (ii) operating working capital at the end of the month.

“Inventory Turns” are based on a monthly average of inventory turns during the applicable performance period and for each individual month were computed based on a ratio calculated at the end of the month of (i) annualized actual cost of goods sold for the prior two months and the current month to (ii) inventory at the end of the month.

Below is a summary of the applicable performance factors and weighting percentages for each NEO and a calculation of each NEO’s applicable Financial Factor for the performance period (rounded to two decimal places):

Messrs. Vestjens, Parks, Derksen, Anderson and Mehrotra - 2021
Category	Score	Weighting	Contribution to Financial Factor
Consolidated Net Income from Continuing Operations	2.00	25%	0.50
Consolidated EBITDA	2.00	25%	0.50
Consolidated Revenue	2.00	25%	0.50
Consolidated Operating Working Capital Turns	1.80	25%	0.45
Consolidated Financial Factor			1.95
2022 Proxy Statement	Page I-1

Mr. Chand – 2021
Category	Score	Weighting	Contribution to Financial Factor
Industrial Automation EBITDA	2.00	50%	1.00
Industrial Automation Revenue	2.00	25%	0.50
Industrial Automation Inventory Turns	0.90	25%	0.23
Consolidated Financial Factor			1.73

Page I-2	2022 Proxy Statement

BELDEN

1 N Brentwood Blvd. • 15th Floor • St. Louis, MO 63105
315.854.8000 • Belden.com

1 N Brentwood Blvd. 15th Floor St. Louis, Mo 63105 314.854.8000 Belden.com BELDEN SENDIND ALL THE RIGHT SIGNALS

BELDEN INC. 1 NORTH BRENTWOOD BOULEVARD 15TH FLOOR ST. LOUIS, MO 63105 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Participants in the Belden Retirement Savings Plan or Tripwire 401(k) Plan have an earlier voting deadline, described on the reverse side, to vote shares held through such plan(s). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. Participants in the Belden Retirement Savings Plan or Tripwire 401(k) Plan have an earlier voting deadline, described on the reverse side, to vote shares held through such plan(s). VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D78105-P69683 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BELDEN INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors 1a. David J. Aldrich 1b. Lance C. Balk 1c. Steven W. Berglund 1d. Diane D. Brink 1e. Judy L. Brown 1f. Nancy Calderon 1g. Jonathan C. Klein 1h. Gregory J. McCray 1i. Roel Vestjens For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratification of the appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm for 2022. 3. Advisory vote on executive compensation for 2021. NOTE: In their discretion, proxies are authorized to transact and vote upon such other business as may properly come before the meeting. For Against Abstain Please indicate if you plan to attend this meeting Yes No Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Page I-2	2022 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D78106-P69683 BELDEN INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 25, 2022 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Belden Inc. appoints Brian E. Anderson and Nicholas E. Eckelkamp as proxies, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote at the Annual Meeting of Stockholders to be held on May 25, 2022, beginning at 12:30 p.m., Central Time, in the Mississippi Room on the 8th Floor of the Four Seasons Hotel St. Louis, 999 N. Second Street, St. Louis, Missouri 63102 and at any adjournments or postponements thereof, as directed, on the matters set forth in the accompanying Proxy Statement and on all other matters that may properly come before the Annual Meeting, including on a motion to adjourn or postpone the Annual Meeting to another time or place (or both) for the purpose of soliciting additional proxies. Signing and dating this proxy card will have the effect of revoking any proxy card that you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED ON THE PROPOSALS CONSISTENT WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. If you are a participant in the Belden Retirement Savings Plan or Tripwire Inc. 401(k) Plan and hold shares of Belden Inc. common stock pursuant to either plan, you will receive a proxy card associated with such shares from the plan administrator in addition to a proxy card from any other custodian through which you hold shares. To allow sufficient time for the Belden Retirement Savings Plan or Tripwire Inc. 401(k) Plan Trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern Time on May 22, 2022. If the trustee does not receive your instructions by that date, the trustee will not vote your shares. Receipt is hereby acknowledged of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2022, and the Annual Report to Stockholders for the year ended December 31, 2021. Continued and to be signed on reverse side